                                                                    EXHIBIT 10.2

     PORTIONS OF THIS EXHIBIT INDICATED BY "******" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION



                       SHARE AND ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            SOLUTIA EUROPE S.A./N.V.,

                                 AS THE SELLER,

                                       AND

                    DISHMAN PHARMACEUTICALS & CHEMICALS LTD.,

                                  AS THE BUYER

                            DATED AS OF MAY 23, 2006


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...............................................................................1

    Section 1.1   Certain Defined Terms.............................................................1

    Section 1.2   Table of Definitions..............................................................8

ARTICLE II PURCHASE AND SALE.......................................................................10

    Section 2.1   Purchase and Sale of the Shares..................................................10

    Section 2.2   Purchase and Sale of Transferred Assets..........................................10

    Section 2.3   Purchase Price...................................................................11

    Section 2.4   Working Capital Adjustment.......................................................11

    Section 2.5   Closing..........................................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................................14

    Section 3.1   Organization of the Seller.......................................................15

    Section 3.2   Authority of the Seller..........................................................15

    Section 3.3   No Conflict; Required Filings and Consents.......................................15

    Section 3.4   Capitalization...................................................................16

    Section 3.5   Shares...........................................................................16

    Section 3.6   Organization and Qualification of the Swiss Companies............................16

    Section 3.7   Equity Interests.................................................................16

    Section 3.8   Financial Statements.............................................................17

    Section 3.9   Absence of Certain Changes or Events.............................................17

    Section 3.10  Compliance with Law; Permits.....................................................18

    Section 3.11  Litigation.......................................................................18

    Section 3.12  Social Security Contributions; Company Plans.....................................18

    Section 3.13  Labor and Employment Matters.....................................................19

    Section 3.14  Insurance........................................................................20

    Section 3.15  Real Property....................................................................20

    Section 3.16  Intellectual Property............................................................20

    Section 3.17  Taxes............................................................................21

    Section 3.18  Environmental Matters............................................................21

    Section 3.19  Material Contracts...............................................................21


                                TABLE OF CONTENTS
                                   (CONTINUED)

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    Section 3.20  Title to Assets..................................................................22

    Section 3.21  Brokers..........................................................................23

    Section 3.22  Product Liability................................................................23

    Section 3.23  Buildings........................................................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................23

    Section 4.1   Organization.....................................................................23

    Section 4.2   Authority........................................................................23

    Section 4.3   No Conflict; Required Filings and Consents.......................................24

    Section 4.4   Financing........................................................................24

    Section 4.5   Brokers..........................................................................25

    Section 4.6   Investment Intent................................................................25

    Section 4.7   No Knowledge of Breaches.........................................................25

ARTICLE V COVENANTS AND AGREEMENTS.................................................................25

    Section 5.1   Conduct of Business Prior to the Closing.........................................25

    Section 5.2   Covenants Regarding Information..................................................27

    Section 5.3   Notification of Certain Matters..................................................28

    Section 5.4   Intercompany Arrangements; Cash; Third-Party Debt; Merger........................28

    Section 5.5   Resignation or Dismissal of Directors and Auditors...............................29

    Section 5.6   Confidentiality..................................................................29

    Section 5.7   Consents and Filings; Further Assurances.........................................29

    Section 5.8   Public Announcements.............................................................31

    Section 5.9   ****** Guarantee; Release of Guarantees..........................................31

    Section 5.10  Directors' and Officers' Indemnification.........................................31

    Section 5.11  Employees........................................................................31

    Section 5.12  Transferred Assets...............................................................37

    Section 5.13  Transition Services Agreement....................................................37

    Section 5.14  Non-Competition..................................................................37

    Section 5.15  March Financials.................................................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE VI INDEMNIFICATION.........................................................................39

    Section 6.1   Survival of Representations, Etc.................................................39

    Section 6.2   Indemnity by the Seller..........................................................40

    Section 6.3   Indemnity by the Buyer...........................................................40

    Section 6.4   Limitations......................................................................41

    Section 6.5   Procedures.......................................................................42

    Section 6.6   Exercise of Remedies by Buyer Indemnified Parties Other Than Buyer...............44

    Section 6.7   Assignment of Claims.............................................................44

    Section 6.8   Exclusivity......................................................................44

    Section 6.9   Disclaimer of Implied Warranties.................................................45

ARTICLE VII CONDITIONS TO CLOSING..................................................................45

    Section 7.1   General Conditions...............................................................45

    Section 7.2   Conditions to the Obligations of the Seller......................................46

    Section 7.3   Conditions to Obligations of the Buyer...........................................47

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.....................................................48

    Section 8.1   Termination......................................................................48

    Section 8.2   Effect of Termination............................................................49

ARTICLE IX GENERAL PROVISIONS......................................................................49

    Section 9.1   Fees and Expenses................................................................49

    Section 9.2   Transfer Taxes...................................................................49

    Section 9.3   Amendment and Modification.......................................................49

    Section 9.4   Waiver...........................................................................49

    Section 9.5   Notices..........................................................................50

    Section 9.6   Interpretation...................................................................51

    Section 9.7   Entire Agreement.................................................................51

    Section 9.8   No Third-Party Beneficiaries.....................................................51

    Section 9.9   Governing Law; Dispute Settlement................................................51


                                TABLE OF CONTENTS
                                   (CONTINUED)

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    Section 9.10  Disclosure Generally.............................................................53

    Section 9.11  Assignment; Successors...........................................................54

    Section 9.12  Personal Liability...............................................................54

    Section 9.13  Severability.....................................................................54

    Section 9.14  Counterparts.....................................................................54

    Section 9.15  Facsimile Signature..............................................................54

    Section 9.16  Headings.........................................................................54

    Section 9.17  Further Assurances...............................................................54

    Section 9.18  Conversion Methodology...........................................................54

LIST OF SCHEDULES AND EXHIBITS:

Schedule 1.1                   Knowledge of the Seller

Schedule 1.2                   Working Capital Calculation

Schedule 1.3                   Transferred Assets

Schedule 1.4                   Landlord Notice

Schedule 3.3(a)                Conflicts

Schedule 3.3(b)                Required Filings and Consents

Schedule 3.4                   Agreements with Respect to the Shares

Schedule 3.5                   Encumbrances on Shares

Schedule 3.6(b)                Organizational Documents of the Swiss Companies

Schedule 3.8(a)(i)             Audited Financial Statements

Schedule 3.8(a)(ii)            Exceptions to Audited Financial Statements

Schedule 3.8(b)                Normalization Schedule

Schedule 3.8(d)                Encumbrances on Receivables

Schedule 3.9                   Absence of Certain Changes

Schedule 3.11                  Litigation

Schedule 3.12(a)               Social Security Contributions

Schedule 3.12(b)(i)-1          Company Plans

Schedule 3.12(b)(i)-2          Compliance of Company Plans

Schedule 3.12(b)(iii)          Pension Plans

Schedule 3.13(b)               Organized Labor

Schedule 3.14                  Insurance

Schedule 3.15(a)               Owned Real Property

Schedule 3.15(b)               Leased Real Property

Schedule 3.16                  Intellectual Property

Schedule 3.17                  Taxes

Schedule 3.19(a)               Material Contracts

Schedule 3.19(b)               Validity of Material Contracts

Schedule 3.20(a)               Encumbrances on Transferred Assets

Schedule 3.20(b)               Sufficiency of Assets

Schedule 3.20(c)               Encumbrances on Assets of Swiss Companies

Schedule 3.22                  Product Liability

Schedule 3.23           Buildings

Schedule 4.3            Required Filings and Consents

Schedule 5.1            Conduct of Business

Schedule 5.1(i)         Capital Budget

Schedule 5.9            Guarantees

Schedule 5.10           Directors' and Officers' Agreements

Schedule 5.11 (a)(iv)   Terms of Employment

Schedule 5.11(f)        Specified Employment Agreements

LIST OF EXHIBITS:

Exhibit A                Intentionally Omitted

Exhibit B                Form of Bill of Sale (US)

                         Form of Bill of Sale (Europe)

Exhibit C                Form of Assignment and Assumption Agreement (US/Australia)

                         Form of Assignment and Assumption Agreement (Europe)

Exhibit D                Form of Patent Assignment Agreement

Exhibit E                Form of Trademark Assignment Agreement

Exhibit F                Form of Transition Services Agreement

                       SHARE AND ASSET PURCHASE AGREEMENT

      SHARE AND ASSET PURCHASE AGREEMENT, dated as of May 23, 2006 (this "Agreement"), between SOLUTIA EUROPE S.A./N.V., a Belgian corporation (societe anonyme/naamloze vennootschap) (the "Seller"), and DISHMAN PHARMACEUTICALS & CHEMICALS LTD., a company organized under the laws of the Republic of India (the "Buyer").

                                    RECITALS

      A. The Seller owns 100% of the outstanding share capital of CarboGen AG, a stock company incorporated in Switzerland ("CarboGen"), in the amount of CHF 1,400,000.--, divided into 14,000 registered shares with a par value of CHF 100.-- each (the "CarboGen Shares").

      B. The Seller owns 100% of the outstanding share capital of Amcis AG, a stock company incorporated in Switzerland ("Amcis," and together with CarboGen (and in all cases subject to Section 5.4(e)), the "Swiss Companies" and each a "Swiss Company"), in the amount of CHF 50,000.--, divided into 100 registered shares with a par value of CHF 500.-- each (the "Amcis Shares").

      C. As of the date hereof, one or more Affiliates of the Swiss Companies (including Solutia Inc., the indirect parent of the Seller ("SOI")) is a party to certain contracts and agreements related exclusively to the business of the Swiss Companies.

      D. At the time of the Closing, the Seller wishes to sell to the Buyer and its Affiliates, and the Buyer wishes to purchase from the Seller and its Affiliates, the CarboGen Shares and the Amcis Shares (subject to Section 5.4(e), collectively, the "Shares") and certain other assets of the Business, and in connection therewith, the Buyer is willing to assume, or cause its Affiliates to assume, certain liabilities related thereto, all upon the terms and subject to the conditions set forth herein.

      In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Certain Defined Terms. For purposes of this Agreement:

            "Action" means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

            "******" means ****** Ltd.

            "****** Agreement" means (i) the ****** Supply Agreement, and (ii) the ****** Side-Letter.

            "****** Side-Letter" means that certain letter agreement between SOI and ****** dated April 7, 2005.

            "****** Supply Agreement" means that certain Supply Agreement effective January 1, 2005 by and between Amcis and ******.

            "Amcis Property Agreements" means (i) the agreements listed on
Schedule 3.15(a) of the Disclosure Schedules and (ii) the agreements listed on
Schedule 3.15(b) of the Disclosure Schedules, in each case (A) to which Amcis is a party, (B) as amended, restated or otherwise modified from time to time in accordance therewith and (C) excluding the Investment Agreement.

            "Ancillary Agreements" means the Transition Services Agreement, the Bills of Sale, the Assignment and Assumption Agreements, the Patent Assignment Agreements and the Trademark Assignment Agreement.

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit C.

            "Assumed Contracts" means all agreements and contracts set forth in
Schedule 1.3 of the Disclosure Schedules.

            "Belgian Business" means the business/undertakings of the Seller consisting solely of the services to be performed by the European Business Employees employed by the Seller, the employment agreements of such European Business Employees and the assets held by or in the name of the Seller that are set forth in Schedule 1.3 of the Disclosure Schedules.

            "Bill of Sale" means a Bill of Sale substantially in the form of Exhibit B.

            "Business" means the business of the Swiss Companies.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York, Zurich, Switzerland or Brussels, Belgium.

            "Business Employees" means, collectively, the Swiss Business Employees, the U.S. Business Employees and the European Business Employees.

            "Buyer Indemnified Parties" shall mean the following Persons: (i) Buyer; (ii) Buyer's current and future Affiliates (including each Swiss Company); (iii) the respective Representatives and directors of the Persons referred to in clauses (i) and (ii) above; and (iv) the respective successors and assigns of the Persons referred to in clauses (i), (ii) and (iii) above.

            "CHF" means Swiss francs, the lawful currency of Switzerland.

            "Closing Time" means (i) if the Closing occurs on the first Business Day of a calendar month, 00:01 a.m. on the Closing Date in Brussels, Belgium, and (ii) in all other cases, 11:59 p.m. on the Closing Date in Brussels, Belgium.

            "Confidentiality Agreements" means the Confidential Disclosure Agreements referred to in Schedule 1.3 of the Disclosure Schedules.

            "control," including the terms "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature; provided, however, Damages shall not include any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity.

            "DIP Agreement" means that certain debtor in possession Financing Agreement, dated as of January 16, 2004, between and among SOI and its debtor Affiliates, certain lenders and Citicorp USA, Inc. as collateral agent, administrative agent and documentation agent and documents executed in connection therewith (each as may be amended, restated or otherwise modified from time to time in connection therewith).

            "Directive" means EC Acquired Rights Directive 2001/23/EC of 12 March 2001.

            "Divisional" means the business of SOI consisting solely of the services performed and to be performed by the U.S. Business Employees, the employment agreements of such U.S. Business Employees and the costs with respect thereto reflected in the books and records of SOI.

            "Employee Letter" means that certain letter agreement, dated as of the date hereof, between the Seller and the Buyer with respect to certain employee related matters.

            "Encumbrance" means any charge, claim, mortgage, mortgage certificate, lien, option, pledge, security interest, encumbrance or other restriction of any kind.

            "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

            "EU Merger Regulation" means Council Regulation (EEC) No. 4064/89, as amended.

            "EUR" means Euros, the lawful currency of the European Union.

            "Euro Bond Documents" means any documents entered into by the Seller or any of its Subsidiaries in connection with the Euro Notes.

            "European Business Employee" means an employee of an Affiliate of the Swiss Companies (but not of the Swiss Companies) who is employed in Europe and primarily provides services to the Business.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934.

            "Final Working Capital Adjustment Amount" equals (i) the Final Working Capital Value minus (ii) the Pre-Closing Working Capital Value.

            "Final Working Capital Statement" means the net working capital statement that sets forth the Working Capital as of the Closing Time, prepared by the Seller in accordance with Section 2.4(b) and, in the event of a Notice of Disagreement, as adjusted by agreement of the Buyer and the Seller, or by the Independent Accounting Firm, acting pursuant to Section 2.4(c).

            "Final Working Capital Value" means the Working Capital shown on the Final Working Capital Statement.

            "German Business" means the business/undertakings of Solutia Germany consisting solely of the services to be performed by the European Business Employees employed by Solutia Germany, the employment agreements of such European Business Employees and the assets held by or in the name of Solutia Germany set forth in Schedule 1.3 of the Disclosure Schedules.

            "Governmental Authority" means any federal, national, supranational, state, cantonal, provincial, local or similar government; governmental, regulatory or administrative authority, branch, agency or commission; or any court, tribunal or judicial body.

            "Intellectual Property" means (i) trade names, trademarks and service marks, domain names, trade dress and similar rights, and applications to register any of the foregoing, (ii) patents and patent applications, (iii) copyrights (whether registered or unregistered) and applications for registration, and (iv) confidential and proprietary information, including trade secrets and know-how.

            "Investment Agreement" means the Investment Agreement among Flint AG, Chemisches Institut Schafer AG and Amcis dated December 15, 2000.

            "Knowledge" means, with respect to "the Seller," the actual knowledge of the persons listed in Schedule 1.1 of the Disclosure Schedules, in each case as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate).

            "Landlord Notice" means (i) the e-mail from Dr. Hans Hitz set forth in Part I of Schedule 1.4 of the Disclosure Schedules and (ii) the e-mail from Dr. Rolf Schafer set forth in Part II of Schedule 1.4 of the Disclosure Schedules.

            "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

            "Leased Real Property" means the real property or premises leased in whole or in part by the Swiss Companies, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Swiss Companies attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

            "LIBOR Rate" means, as of a determination date, the rate per annum for such date for deposits in U.S. Dollars for three months for amounts payable pursuant to Section 2.4(d) equal to the average of the respective rates per annum for such date (rounded upward to the next whole multiple of 1/100th of 1%) as fixed at 11:00 a.m. London time on the date of determination by the British Bankers Association displayed on the Bloomberg Marketing Screen, page 122, or such other page as may replace such page on such service for the purposes of displaying the London interbank offer rate of major banks for deposits in U.S. Dollars for three months comparable to the amount payable pursuant to Section 2.4(d) (calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be).

            "Material Adverse Effect" means (i) with respect to "the Business," any event, change, circumstance, effect or state of facts that is materially adverse to the business, financial condition or results of operations of the Business, taken as a whole (taking into account all other such events, changes, circumstances, effects or states of fact), and (ii) with respect to "the Seller," any event, change, circumstance, effect or state of facts that is materially adverse to the ability of the Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby; provided, however, that "Material Adverse Effect" in this context shall not include the effect of any event, change, circumstance, or state of facts arising out of or attributable to (1) the markets in which the Business or the Seller, as applicable, operates generally,
(2) general economic or political conditions (including those affecting the securities markets), (3) the announcement or disclosure of this Agreement or of the consummation of the transactions contemplated hereby, (4) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof, or (5) any changes in applicable Laws or accounting rules.

            "Merger" means a merger between the Swiss Companies described in
Section 5.4(e).

            "Microsoft Licenses" means the license confirmations (and the licenses described therein) held by SOI and its Affiliates pursuant to the Microsoft Enterprise Agreement, Number OIE50326 between SOI and MLSI, GP, dated December 5, 2000, in each case to the extent such licenses are used in the Business.

            "Owned Real Property" means all real property, interest in and undertaking to buy real property, buildings and facilities owned by the Swiss Companies, including building rights (Baurecht).

            "Patent Assignment Agreement" means (i) with respect to patents or patent applications to be transferred or assigned pursuant to this Agreement that are registered in the U.S., a Patent Assignment Agreement substantially in the form of Exhibit D and (ii) with respect to all other patents and patent applications to be transferred or assigned pursuant to this Agreement, such patent assignment agreements that are required to be filed in the relevant jurisdictions, in form and substance reasonably satisfactory to the Seller and the Buyer.

            "Permit" means any material permit, license, franchise, approval, certificate, consent, waiver, concession, exemption, order, registration, notice or other authorization of any Governmental Authority necessary for any Swiss Company to own, lease and operate its properties and to carry on its respective Business as currently conducted (including the requisite compliance certificates and statements issued by Swissmedic, the Swiss Agency for Therapeutic Products).

            "Permitted Encumbrance" means (i) Encumbrances for Taxes and other governmental charges not yet due and payable, which are being disputed in good faith, or that may thereafter be paid without penalty, (ii) statutory liens (hypotheque legale) created by cantonal Laws for public law claims or general obligations imposed on the owners, (iii) artisans and entrepreneurs statutory liens (hypotheque legale des artisans et entrepreneurs), (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, (v) any encumbrance, charge and other liens as described in the relevant excerpts of the land register, and (vi) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially interfere with the present use of the assets of the Business taken as a whole.

            "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

            "Pre-Closing Working Capital Statement" means the net working capital statement that sets forth the Seller's estimate of the Working Capital as of the Closing Time, prepared by the Seller in accordance with Section 2.4(a).

            "Pre-Closing Working Capital Value" means the Working Capital shown on the Pre-Closing Working Capital Statement.

            "Return" means any return, declaration, report, statement, information statement and other document or information filed or required to be filed with respect to Taxes.

            "Siemens Leases" means (i) that certain Lease Agreement No. 21288 between Amcis and Siemens Leasing AG regarding equipment and tank storage, dated July 30, 2001, and (ii) that certain Lease Agreement No. 21289 between Amcis and Siemens Leasing AG regarding tank storage, dated July 30, 2001, in each case, as amended, restated or otherwise modified from time to time in accordance with their respective terms.

            "Social Security Contributions" means the mandatory contributions to the old-age pension insurance scheme (AHV), pension fund scheme (BVG), invalidity insurance (IV), loss of salary insurance (EO) and unemployment insurance (ALV) or any equivalent or similar contributions and any other social security contributions (including accident and health insurance contributions as the case may be) applicable in the jurisdictions in which the Swiss Companies do business, together with any interest or any penalty imposed by any social security authority with respect thereto.

            "Solutia Germany" means Solutia Deutschland GmbH.

            "Solutia UK" means Solutia UK Ltd.

            "Specified Employees" means ******.

            "Specified Employment Agreements" means employment agreements with Specified Employees set forth in Schedule 5.11(f) of the Disclosure Schedules.

            "Specified Provisions" means the representations and warranties set forth in any of Sections 3.8(b) and 3.8(e), the information provided in the March Financials and the covenants set forth in Section 5.15.

            "Subsidiary" or "Subsidiaries" of any Person means any other Person controlled by such Person, directly or indirectly, through one or more intermediaries.

            "Swiss Business Employee" means an employee of a Swiss Company.

            "Swiss Code" means the Swiss Code of Obligations.

            "Swiss GAAP" means Swiss generally accepted accounting principles.

            "Taxes" means all income, profit, capital gains, capital, stamp, withholding, gross receipts, sales, value added, use, real property and other taxes, levies, assessments, tariffs, duties (including any customs duty), deficiencies or fees, and any related charges or amounts (including any fine, interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

            "Third-Party Debt" means all indebtedness of the Swiss Companies for borrowed money (other than (i) intercompany debt between the Seller and its Affiliates (excluding Swiss Companies), on the one hand, and any Swiss Company, on the other hand, and (ii) any indebtedness between Swiss Companies). For the avoidance of doubt, "Third-Party Debt" shall not include any finance leases (including any Siemens Leases).

            "Trademark Assignment Agreement" means (i) with respect to any trademark to be transferred or assigned pursuant to this Agreement that is registered in the U.S., a Trademark Assignment Agreement substantially in the form of Exhibit E hereto and (ii) with respect to all other trademarks to be transferred or assigned pursuant to this Agreement, such trademark assignment agreements that are required to be filed in the relevant jurisdictions, in form and substance reasonably satisfactory to the Buyer and the Seller.

            "Transferred Assets" shall mean (i) the Belgian Business, the UK Business and the German Business, and (ii) all other assets held by or in the name of one or more Affiliates of the Swiss Companies set forth in Schedule 1.3 of the Disclosure Schedule (excluding the Specified Employment Agreements).

            "UK Business" means the business/undertakings of Solutia UK consisting solely of the services to be performed by the European Business Employees employed by Solutia UK, the employment agreements of such European Business Employees and the assets held by or in the name of Solutia UK set forth in Schedule 1.3 of the Disclosure Schedule, in all cases excluding the Specified Employment Agreements.

            "U.S." means United States of America.

            "U.S. Business Employee" means an employee of an Affiliate of the Swiss Companies who is employed in the United States of America and primarily provides services to the Business.

            "U.S. GAAP" means United States generally accepted accounting principles.

            "USD" or "U.S. Dollars" means U.S. dollars, the lawful currency of the U.S.

            "Working Capital" means, as of any time, the current assets and the current liabilities of the Swiss Companies and in respect of the Transferred Assets as of such time, calculated in a manner consistent with the Audited Financial Statements (except as set forth in Schedule 1.2) and excluding in all cases (i) intercompany and intragroup loans, receivables, payables and accruals between the Seller and its Affiliates (other than between the Swiss Companies),
(ii) all cash and cash equivalents of the Swiss Companies, (iii) the current portion of finance lease payables (including Siemens Leases), and (iv) the current portion of the long-term incentive plans. The detailed methodology of computation of Working Capital, including the description of the relevant balance sheet positions and the applicable accounting rules and standards for such computation, are set forth in Schedule 1.2 hereto. For the avoidance of doubt, notwithstanding the exclusion of Siemens Leases from the calculation of "Working Capital", the Siemens Leases shall remain the obligation of Amcis.

      Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections set forth below:

         Definition                                                  Location
         ----------                                                  --------

         Acquired Company Plan.......................................5.11(b)(i)
         Acquired Entity.............................................5.14(b)(i)
         Acting Party.......................................................9.2
         Agreement.....................................................Preamble
         Amcis.........................................................Recitals
         Amcis Shares..................................................Recitals
         Assumed Liabilities.............................................2.2(b)
         Audited Financial Statements....................................3.8(a)
         Bankruptcy Court................................................7.2(c)
         Base Purchase Price................................................2.3
         Bondholders.....................................................7.2(d)
         Buyer.........................................................Preamble
         CarboGen......................................................Recitals
         CarboGen Shares...............................................Recitals
         Closing.........................................................2.5(a)
         Closing Date....................................................2.5(a)
         COBRA Coverage............................................5.11(b)(iii)
         Company Plan...............................................3.12(b)(ii)
         Competing Business..........................................5.14(a)(i)
         Confidentiality Agreement..........................................5.6
         Cut-Off Date....................................................6.1(a)
         De Minimis Business............................................5.14(g)
         Disclosure Schedules.......................................Article III
         Dispute Notice..................................................6.5(c)
         Dollar Equivalent.................................................9.18
         Environmental Laws..........................................3.18(c)(i)
         Environmental Permits......................................3.18(c)(ii)
         Estimated Purchase Price....................................2.4(a)(ii)
         Euro Notes......................................................7.2(d)
         First Closing Date..............................................2.5(a)
         Guarantees.........................................................5.9
         Incurring Party....................................................9.2
         Indemnified Party...............................................6.5(a)
         Indemnifying Party..............................................6.5(a)
         Independent Accounting Firm.....................................2.4(c)
         Liabilities.....................................................2.2(b)
         March Financials..................................................5.15
         Material Contracts.............................................3.19(a)
         New Plans..................................................5.11(b)(iv)
         New Shares......................................................5.4(e)
         Notice of Disagreement......................................2.4(b)(ii)
         Old Plans......................................................5.11(d)
         Past Service Credit........................................5.11(b)(iv)
         Pension Plans..............................................3.12(b)(ii)
         Potential Contributor..............................................6.7
         Purchase Price.....................................................2.3

         Real Property Leases...........................................3.15(b)
         Reference Amount...................................................2.3
         Registered Intellectual Property..................................3.16
         Representatives..............................................5.2(a)(i)
         Restricted Entities............................................5.14(a)
         Rules...........................................................9.9(b)
         Seller........................................................Preamble
         Seller Indemnified Parties.........................................6.3
         Shares........................................................Recitals
         SOI...........................................................Recitals
         Swiss Companies...............................................Recitals
         Swiss Company.................................................Recitals
         Termination Date................................................8.1(d)
         Third Party Claim...............................................6.5(a)
         Transfer Taxes.....................................................9.2
         Transferred Employee........................................5.11(a)(i)
         Transition Services Agreement.....................................5.13

                                   ARTICLE II
                                PURCHASE AND SALE

      Section 2.1 Purchase and Sale of the Shares. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Article VII herein, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the Shares to the Buyer and the Buyer shall purchase and accept the Shares from the Seller.

      Section 2.2 Purchase and Sale of Transferred Assets. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Article VII herein, at the Closing:

            (a) subject to requirements of Section 5.11, the Seller shall, and shall cause its applicable Affiliates to, sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Buyer and its Affiliates, and the Buyer shall, and shall cause such Affiliates to, purchase and accept from the Seller and its Affiliates the rights, title and interest of the Seller and its Affiliates to and in the Transferred Assets; and

            (b) subject to requirements of Section 5.11, the Buyer shall, and shall cause its applicable Affiliates to, assume and shall, and shall cause such Affiliates to, agree to pay, perform and discharge all liabilities and obligations (whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable) (the "Liabilities") arising after the Closing Time with respect to the Transferred Assets, other than (i) with respect to Assumed Contracts that are not employment agreements, liabilities that result from any breach by the Seller or its Affiliates of such Assumed Contracts prior to the Closing Time, and (ii) with respect to Assumed Contracts that are employment agreements, liabilities, if any, retained by the Seller or any of its Affiliates pursuant to Section 5.11 (all such Liabilities with respect to the

Transferred Assets to be assumed by the Buyer pursuant to this Section 2.2(b), the "Assumed Liabilities");

            (c) neither the Buyer nor any of its Affiliates shall be deemed to have purchased and accepted from the Seller and its Affiliates any assets other than the Shares and the Transferred Assets or assumed any liabilities with respect to the Transferred Assets other than the Assumed Liabilities; provided, however, that nothing in this Section 2.2(c) shall limit the liabilities and obligations of the Buyer set forth in the covenants of the Buyer in this Agreement.

      Section 2.3 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares and the Transferred Assets shall be USD 74,500,000 (the "Base Purchase Price"), PLUS, if the Final Working Capital Value exceeds USD 8,000,000 (the "Reference Amount"), the amount of such excess or MINUS, if the Reference Amount exceeds the Final Working Capital Value, the amount of such excess.

      Section 2.4 Working Capital Adjustment.

            (a) Closing Date Working Capital Calculation.

                  (i) Not later than five Business Days prior to the Closing, the Seller shall prepare and deliver to the Buyer the Pre-Closing Working Capital Statement. The Pre-Closing Working Capital Statement shall be prepared in a manner consistent with the accounting methods, policies, practices and procedures of the relevant Swiss Company used in the preparation of the Audited Financial Statements except as set forth in Schedule 1.2. The Seller shall derive the Pre-Closing Working Capital Value from the Pre-Closing Working Capital Statement, and shall deliver such calculation and the Pre-Closing Working Capital Statement to the Buyer.

                  (ii) The "Estimated Purchase Price" shall be an amount equal to the Base Purchase Price, PLUS, if the Pre-Closing Working Capital Value exceeds the Reference Amount, the amount of such excess or MINUS, if the Reference Amount exceeds the Pre-Closing Working Capital Value, the amount of such excess.

            (b) Final Working Capital Adjustment.

                  (i) Within 50 days following the Closing Date, the Seller shall deliver to the Buyer the draft Final Working Capital Statement. The draft Final Working Capital Statement shall be prepared in a manner consistent with the accounting methods, policies, practices and procedures of the relevant Swiss Company used in the preparation of the Audited Financial Statements except as set forth on Schedule 1.2. The Seller shall derive the Final Working Capital Value from the draft Final Working Capital Statement, and shall deliver such calculation together with the draft Final Working Capital Statement to the Buyer. The Buyer shall cause its employees and employees of the Business to assist the Seller and its Representatives in the preparation of the draft Final Working Capital Statement and shall provide the Seller and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Buyer and the Swiss Companies.

                  (ii) During the 50-day period after the delivery of the draft Final Working Capital Statement, the Seller shall cooperate with the Buyer and its Representatives to provide them with any information used in preparing the draft Final Working Capital Statement reasonably requested by the Buyer and its Representatives and reasonably available to the Seller. The draft Final Working Capital Statement shall become final and binding on the 50th day following the delivery thereof, unless prior to the end of such period, the Buyer delivers to the Seller a written notice of its disagreement ("Notice of Disagreement") specifying the nature and amount of any disputed item. The Buyer shall be deemed to have agreed with all items and amounts in the draft Final Working Capital Statement not specifically referenced in the Notice of Disagreement, and such items shall not be subject to review in accordance with Section 2.4(c). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts reflected on the draft Final Working Capital Statement not being calculated in accordance with Section 2.4(b)(i).

            (c) Resolution of Notice of Disagreement. During the 20 Business Day period following delivery of a Notice of Disagreement by the Buyer to the Seller, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 20 Business Day period, the Buyer shall cooperate with the Seller and its Representatives to provide them with any information used in preparing the Notice of Disagreement reasonably requested by the Seller or its Representatives and reasonably available to the Buyer. Any disputed items resolved in writing between the Buyer and the Seller within such 20 Business Day period shall be final and binding with respect to such items, and if the Seller and the Buyer agree in writing on the resolution of each disputed item specified by the Buyer in the Notice of Disagreement and the amount of the Final Working Capital Value, the amount so determined shall be final and binding on the parties for all purposes hereunder. If the Seller and the Buyer have not resolved all such differences by the end of such 20 Business Day period, the Seller and the Buyer shall submit, in writing, to an independent public accounting firm (the "Independent Accounting Firm"), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Final Working Capital Value, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Final Working Capital Value, which determination shall be final and binding on the parties for all purposes hereunder. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.4. The Independent Accounting Firm shall be the Swiss office of BDO Seidman LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Seller and the Buyer. The Seller and the Buyer shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.4 within the range of the difference between the Buyer's position with respect thereto and the Seller's position with respect thereto. The Independent Accounting Firm shall act as an expert (Schiedsgutachter) as that term is defined in Section 258 of the Zurich Code of Civil Procedure (Zurcherische Zivilprozessordnung), and not as an arbitrator, and its determination of any subject matter falling within the scope of its mandate shall be final and binding on the parties, except in the event of a manifest error on the part of the

Independent Accounting Firm, as a consequence of which the relevant part of its determination shall be void and the matter remitted to the Independent Accounting Firm for correction. The costs of any dispute resolution pursuant to this Section 2.4(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each party incurred in connection with their preparation or review of the Final Working Capital Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

            (d) Final Settlement. Within three Business Days after the final determination of the Final Working Capital Value pursuant to the provisions of this Section 2.4, the following amounts, if any, shall be paid by wire transfer of U.S. Dollars in immediately available funds to such account or accounts as may be designated in writing by the party hereto entitled to such payment at least five Business Days prior to such payment date:

                  (i) if the Final Working Capital Adjustment Amount is positive, the Buyer shall pay to the Seller an amount equal to the Final Working Capital Adjustment Amount.

                  (ii) if the Final Working Capital Adjustment Amount is negative, the Seller shall pay to the Buyer an amount equal to the absolute value of the Final Working Capital Adjustment Amount.

            (e) Interest. Amounts to be paid pursuant to Section 2.4(d) shall bear interest from the Closing Date to the date of such payment at a rate equal to LIBOR Rate on the date of payment, which interest shall be payable by wire transfer of U.S. Dollars by the party making the payment pursuant to Section 2.4(d) concurrently with such payment.

      Section 2.5 Closing.

            (a) The sale and purchase of the Shares and the Transferred Assets shall take place at a closing (the "Closing") to be held at the offices of Gibson, Dunn & Crutcher LLP, 47 Avenue des Perdix, 1410 Waterloo, Brussels, Belgium, at 10:00 a.m., local time, on the later to occur of (i) the last Business Day of the first calendar month in which all conditions to the obligations of the parties set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (the "First Closing Date); provided, however, that upon the request of the Seller, the Closing shall occur on the first Business Day after the First Closing Date, or (ii) such other date, time or place as the Seller and the Buyer mutually may agree in writing. The day on which the Closing takes place is referred to as the "Closing Date."

            (b) At the Closing:

                  (i) the Buyer shall deliver to the Seller an amount equal to the Estimated Purchase Price in immediately available funds in U.S. Dollars by wire transfer to a bank account designated in writing by the Seller to the Buyer at least five Business Days prior to the Closing Date;

                  (ii) the Seller shall deliver to the Buyer certificates representing the Shares, endorsed in blank;

                  (iii) the Seller shall deliver or cause to be delivered to the Buyer (A) a copy of a resolution of the board of directors of the Swiss Companies to the effect that the Buyer has been registered in the share register of each of the Swiss Companies as sole shareholder, and (B) the share register of each of the Swiss Companies reflecting the transfer of the Shares of the Swiss Companies from the Seller to the Buyer;

                  (iv) the Seller shall cause the dismissal or resignation of the directors and auditors of the Swiss Companies whose resignation has been requested by the Buyer at least five Business Days prior to the Closing Date;

                  (v) the Seller shall deliver to the Buyer such consents to transfer of the Assumed Contracts as have been received by the Seller prior to the Closing;

                  (vi) the Buyer shall deliver to the Seller certificates executed by the Secretary of the Buyer and each applicable Affiliate of the Buyer certifying the incumbency, signature and authority of the officers of the Buyer and each of the relevant Affiliates, as applicable, authorized to execute, deliver and perform this Agreement and the Ancillary Agreements executed or to be executed by the Buyer and such Affiliates of the Buyer;

                  (vii) the Seller shall deliver to the Buyer certificates executed by the Secretary of the Seller and each applicable Affiliate of the Seller certifying the incumbency, signature and authority of the officers of the Seller and each of the relevant Affiliates of the Seller, as applicable, authorized to execute, deliver and perform this Agreement and the Ancillary Agreements executed or to be executed by the Seller and such Affiliates of the Seller; and

                  (viii) each of the Buyer and the Seller shall deliver to the other the certificates and executed counterparts to the Ancillary Agreements required to be delivered pursuant to Sections 7.2 and 7.3, respectively.

            (c) The economic benefit (Nutzen) with regard to the Shares and the Transferred Assets shall be for the benefit of the Buyer as of and after the Closing Time. The risk (Gefahr) with respect to the Shares, the Transferred Assets and the Assumed Liabilities shall pass to the Buyer as of the Closing Time as set forth in Sections 2.2(a) and (b).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

      Except as set forth in the Disclosure Schedules delivered by the Seller to the Buyer concurrently with the execution of this Agreement (collectively, the "Disclosure Schedules"), the Seller hereby represents and warrants to the Buyer as follows:

      Section 3.1 Organization of the Seller. The Seller is a corporation (societe anonyme/naamloze vennootschap) duly organized and validly existing under the Laws of Belgium.

      Section 3.2 Authority of the Seller. The Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by the Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its and their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      Section 3.3 No Conflict; Required Filings and Consents.

            (a) Except as set forth on Schedule 3.3(a) of the Disclosure Schedules, the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the articles of association or the organizational regulations of the Seller and the Swiss Companies;

                  (ii) result in a material conflict with or material violation of any Law applicable to the Seller, the Swiss Companies, or the Business or by which any property or asset of the Seller or the Business is bound or affected; or

                  (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any Material Contract;

except in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

            (b) Except as set forth on Schedule 3.3(b) of the Disclosure Schedules, neither the Seller nor its Affiliates (including the Swiss Companies) is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under applicable antitrust Laws, (ii) such filings as may be required by applicable federal, national, state or other securities or "blue sky" Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the Business, or (iv) as may be necessary as a result of any facts or circumstances relating solely to the Buyer or any of its Affiliates.

      Section 3.4 Capitalization. The Swiss Companies' issued and outstanding share capital is as set forth in Paragraphs A and B of the Recitals to this Agreement. All of the Swiss Companies' issued and outstanding share capital is validly issued and fully paid up. Other than Buyer's rights with respect to the Shares under this Agreement and except as set forth in Schedule 3.4 of the Disclosure Schedules, there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the shares of the Swiss Companies or obligating the Swiss Companies or their respective shareholders to issue, transfer or sell any shares of, or any other interest in, the Swiss Companies. There are no outstanding contractual obligations of the Swiss Companies to repurchase, redeem or otherwise acquire any shares of the Swiss Companies or to provide funds to, or make any investment in, any other Person.

      Section 3.5 Shares. Except as set forth in Schedule 3.5 of the Disclosure Schedules, the Seller is the legal and beneficial owner of the Shares, free and clear of any Encumbrance. Except as set forth in Schedule 3.5 of the Disclosure Schedules, the Seller has the right, authority and power to sell, assign and transfer the Shares to the Buyer.

      Section 3.6 Organization and Qualification of the Swiss Companies.

            (a) Each of the Swiss Companies is (i) a company duly organized and validly existing under the Laws of Switzerland and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in the case of clause (ii), for any such failures to be so qualified or licensed that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business.

            (b) Attached as Schedule 3.6(b) of the Disclosure Schedules are complete and correct copies of the articles of association of the Swiss Companies and the organizational regulations of Amcis, each as amended to date. The minutes of (i) the meetings of the Board of Directors of CarboGen, and (ii) the meetings of the shareholders of CarboGen contain all material resolutions of the Board of Directors and the shareholders meetings of CarboGen since February 9, 2000 and the minutes of (1) the meetings of the Board of Directors of Amcis, and (2) the meeting of the shareholders of Amcis contain all material resolutions of the Board of Directors and the shareholders meetings of Amcis since March 24, 2000.

      Section 3.7 Equity Interests. The Swiss Companies do not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in any Person.

      Section 3.8 Financial Statements.

            (a) Copies of the Audited Financial Statements are attached hereto as Schedule 3.8(a)(i) of the Disclosure Schedules. For purposes of this Agreement, "Audited Financial Statements" shall mean the audited financial statements (composed of the balance sheet, the income statement and notes to the financial statements) of CarboGen and Amcis for the year ended as of December 31, 2004 and for the year ended as of December 31, 2005. The Audited Financial Statements (i) have been prepared based on the books and records of the Swiss Companies (except as may be indicated in the notes contained in the Audited Financial Statements), (ii) have been prepared in accordance with the provisions of the Swiss Code applied on a consistent basis throughout the periods to which such Audited Financial Statements relate, except as set forth in Schedule 3.8(a)(ii) of the Disclosure Schedules, and (iii) represent and are true and accurate statements (in all material respects) of the financial position and the operating performance of the Swiss Companies as required by Swiss Code, except as set forth in Schedule 3.8(a)(ii) of the Disclosure Schedules.

            (b) The combined adjusted profit before tax of Amcis, CarboGen and Divisional as set forth in Schedule 3.8(b) to the Disclosure Schedules presents a true and accurate (in all material respects) view of the Specified Employees of the Swiss Companies of the underlying operating performance of Amcis, CarboGen and Divisional. The normalization adjustments as shown on such Schedule 3.8(b) present in the view of the Specified Employees of the Swiss Companies an accurate (in all material respects) listing of all non-recurring, extraordinary, non-operating and out-of-period income and expenses in such periods.

            (c) To the Knowledge of the Seller, there are no material debts or Liabilities of the Swiss Companies of a nature required to be reflected on a balance sheet prepared in accordance with the Swiss Code, other than any such debts or Liabilities (i) reflected or reserved against on the Audited Financial Statements or the notes thereto, if any, or (ii) incurred since December 31, 2005 in the ordinary course of the Business.

            (d) The receivables of the Swiss Companies have arisen out of bona fide transactions and, except as set forth on Schedule 3.8(d) of the Disclosure Schedules, such receivables are not subject to any Encumbrances other than Permitted Encumbrances.

            (e) All estimates, projections and forecasts for fiscal years relating to the Business delivered by the Seller or one of its Affiliates (including the Swiss Companies) were prepared in all material respects in the manner consistent with past practices of the Specified Employees of the Swiss Companies in respect of fiscal year 2003.

      Section 3.9 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.9 of the Disclosure Schedules:

            (a) since December 31, 2005, there has not been any Material Adverse Effect with respect to the Business;

            (b) during the period commencing on December 31, 2005 and ending on the date hereof, there has not been any material loss, damage or destruction to any of the material assets of the Business by fire or other casualty (whether or not covered by insurance);

            (c) during the period commencing on December 31, 2005 and ending on the date hereof, none of the Swiss Companies has (i) established or adopted any employee benefit plan, or (ii) paid any bonus or made any profit sharing, incentive compensation or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees outside the ordinary course of business consistent with past practice or except as otherwise permitted in this Agreement;

            (d) during the period commencing on December 31, 2005 and ending on the date hereof, none of the Swiss Companies has entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby;

            (e) during the period commencing on December 31, 2005 and ending on the date hereof, none of the Swiss Companies has sold or otherwise disposed of fixed tangible assets in the aggregate in excess of CHF 500,000; and

            (f) during the period commencing on December 31, 2005 and ending on the date hereof, none of the Swiss Companies has agreed to take, or committed to take, any of the actions referred to in clauses (c) through (e) above, except in the case of clause (e) to the extent provided in the 2006 Budget.

      Section 3.10 Compliance with Law; Permits.

            (a) The Swiss Companies are in material compliance with all applicable Laws.

            (b) The Swiss Companies are in possession of all Permits.

      Section 3.11 Litigation. Except as set forth on Schedule 3.11 of the Disclosure Schedules, as of the date hereof, there is no Action by or against the Swiss Companies pending, or to the Knowledge of the Seller, threatened in writing to be brought, before any Governmental Authority (i) seeking damages in excess of CHF 50,000.-- per occurrence or CHF 200,000.-- in the aggregate, (ii) pursuing any criminal sanctions or penalties, (iii) seeking equitable or injunctive relief, or (iv) that would otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the Business or that would affect the legality, validity or enforceability of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

      Section 3.12 Social Security Contributions; Company Plans.

            (a) Except as set forth in Schedule 3.12(a) of the Disclosure
Schedules:

                  (i) any and all returns and reports related to Social Security Contributions that are required to be filed with respect to the Business Employees prior to the date hereof have been timely and correctly filed in all material respects;

                  (ii) the Swiss Companies and the applicable Affiliate of the Swiss Companies have paid all Social Security Contributions with respect to the Business Employees in all material respects, as and when due; and

                  (iii) no social security authority is now asserting any material deficiency or material claim for additional Social Security Contributions (or interest thereon or penalties in connection therewith) with respect to the Business Employees and any and all material Social Security Contributions with respect to the Business Employees which (although not due) have accrued on the basis of the salaries to be paid until the date hereof have been fully provisioned.

            (b) (i) Each Company Plan is listed in Schedule 3.12(b)(i)-1 of the Disclosure Schedules. With respect to each Company Plan, the Seller has made available to the Buyer a true and correct copy of, where applicable, (A) each such Company Plan that has been reduced to writing and all amendments thereto or, to the extent such Company Plan has not been reduced to writing, a written description thereof and (B) the most recent actuarial report or valuation with respect to each Pension Plan of the Swiss Companies. Except as set forth in
Schedule 3.12(b)(i)-2 of the Disclosure Schedules, each Company Plan complies in form and has complied in operation, in each case in all material respects, with applicable Laws.

                  (ii) As used herein, "Company Plan" means (x) a "pension plan" (as defined in Section 3(2) of ERISA and the Swiss Bundesgesetz uber die berufliche Alters-, Hinterlassenen- und Invalidenvorsorge (BVG)) (the "Pension Plans"), (y) a "welfare plan" (as defined in Section 3(1) of ERISA), and (z) any other material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement, arrangement or understanding, in each case established or maintained with respect to the Business or that otherwise covers the Business Employees.

                  (iii) Except as set forth in Schedule 3.12(b)(iii) of the Disclosure Schedules, each of the Swiss Companies and the applicable Affiliate of the Swiss Companies is in compliance, in all material respects, with its obligations under the Pension Plans applicable to the Business Employees and have paid or provisioned, in all material respects, all contributions required to be so paid or provisioned prior to the date hereof as stipulated by the regulations of the Pension Plans applicable to the Business Employees.

      Section 3.13 Labor and Employment Matters.

            (a) The representations and warranties set forth in Section 1 of the Employee Letter are incorporated herein by reference as if fully set forth in this Section 3.13(a).

            (b) Except as set forth on Schedule 3.13(b) of the Disclosure Schedules, neither the Swiss Companies nor any Affiliate of the Swiss Companies is bound by any labor or collective bargaining contract that pertains to the Business Employees and neither the Swiss

Companies nor any Affiliate of the Swiss Companies has any employees' representative, mediator or ombudsman. Except as set forth on Schedule 3.13(b) of the Disclosure Schedules, to the Knowledge of the Seller, there are no organizing activities or collective bargaining arrangements that could affect the Business pending or under discussion with any labor organization or group of Business Employees.

      Section 3.14 Insurance. Schedule 3.14 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies in force with respect to the Business. The Seller has heretofore made available to the Buyer copies of each such policy (except for any such policy held by SOI) and summaries of the coverage of such policies held by SOI.

      Section 3.15 Real Property.

            (a) Schedule 3.15(a) of the Disclosure Schedules sets forth the details of all Owned Real Property. The Swiss Companies have good and valid title to the Owned Real Property, including, but not limited to, right to build (superficies; Baurecht), in each case as described in Schedule 3.15(a) of the Disclosure Schedules. Each Owned Real Property set forth in Schedule 3.15(a) of the Disclosure Schedules is free and clear from any Encumbrance, except for any Encumbrances arising from such right to build (superficies; Baurecht), any Permitted Encumbrances and other Encumbrances set forth on Schedule 3.15(a) of the Disclosure Schedules.

            (b) Schedule 3.15(b) of the Disclosure Schedules lists the street address of each parcel of Leased Real Property and the leases pursuant to which the Swiss Companies lease such Leased Real Property (the "Real Property Leases"). The applicable Swiss Company has a valid leasehold estate in each Leased Real Property listed in Schedule 3.15(b) of the Disclosure Schedules, free and clear of all Encumbrances, other than Permitted Encumbrances, the Encumbrances listed in Schedule 3.15(b) of the Disclosure Schedules and any such exceptions that would not, individually or in the aggregate, reasonably be expected to materially impair the applicable Swiss Company's operations at the applicable Leased Real Property.

      Section 3.16 Intellectual Property. Schedule 3.16 of the Disclosure Schedules sets forth a true and complete list of all patents and patent applications, registered trademarks or service marks and applications to register any trademarks or service marks, and registered copyrights and applications for registration of copyrights, and domain names owned legally and beneficially by the Swiss Companies or an Affiliate of the Swiss Companies that are used in the Business (the "Registered Intellectual Property"). Except for any Registered Intellectual Property that will be provided under the Transition Services Agreement, the Registered Intellectual Property that will be owned by the Swiss Companies as of the Closing or that is included in the Transferred Assets constitutes all of the Registered Intellectual Property owned by or licensed to the Seller or any Affiliate of the Seller that is used by the Swiss Companies in the conduct of the Business and that is necessary for the conduct of the Business as currently conducted. No claim has been asserted in writing against the Swiss Companies or any Affiliate of the Swiss Companies in the two
(2) years prior to the date hereof that the conduct of the Business by the Swiss Companies, including the use or exploitation of any Intellectual Property by any of the Swiss Companies in connection therewith, infringes or misappropriates the Intellectual Property of any third party.

      Section 3.17 Taxes. Except as set forth in Schedule 3.17 of the Disclosure Schedules, (i) all Returns required to have been filed by or with respect to the Swiss Companies have been timely filed (taking into account any extension of time to file that has been granted or obtained), and such Returns have been duly and accurately prepared in all respects; (ii) all Taxes shown to be payable on such Returns on or before the Closing Date have been paid or will be timely paid on or before the Closing Date; (iii) no deficiency for any amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Swiss Companies that has not been satisfied by payment, settled or withdrawn;
(iv) there are no Tax liens on the assets of the Swiss Companies (other than the Permitted Encumbrances); (v) no additional Taxes other than accrued on the books of the Swiss Companies are due for the period before or in connection with the periods up to and including the Closing Date; and (vi) all records that the Swiss Companies required to keep for tax purposes or that would be required to substantiate any claim made or position taken in relation to Taxes by the Swiss Companies have been duly kept and are available for inspection at the premises of the Company.

      Section 3.18 Environmental Matters.

            (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business, (i) the Swiss Companies are in compliance with all Environmental Laws applicable to their respective Business and have obtained and are in compliance with all Environmental Permits applicable to their respective Business, and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Knowledge of the Seller, threatened in writing, against the Business.

            (b) The Buyer acknowledges that (i) the representations and warranties contained in this Section 3.18 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to the Business, the Seller or to this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters.

            (c) For purposes of this Agreement:

                  (i) "Environmental Laws" means any federal, state, local or foreign Laws relating to pollution or protection of the environment.

                  (ii) "Environmental Permits" means all Permits under any Environmental Law.

      Section 3.19 Material Contracts.

            (a) Schedule 3.19(a) of the Disclosure Schedules lists each of the following written or oral contracts and agreements relating to the Business as of the date hereof (such contracts and agreements as set forth in such schedule being "Material Contracts"):

                  (i) all contracts or agreements, including any such contracts and agreements with customers or clients, that provide for payment or receipt by
(A) CarboGen of more than CHF 250,000.-- per year, and (B) Amcis of more than CHF 500,000.-- per year;

                  (ii) each contract or agreement imposing any restriction on any right or ability of any Swiss Company to compete in any line of business with any other Person or in any geographic area or during any period of time;

                  (iii) each material contract or agreement creating or relating to any material joint venture, partnership or similar agreement;

                  (iv) each contract or agreement relating to indebtedness for borrowed money in excess of CHF 2,000,000.-- (other than in all cases any intercompany indebtedness between any Swiss Company, on one hand, and the Seller or any of its Affiliates (other than the Swiss Companies), on the other hand); and

                  (v) any other contract or agreement that was entered into outside the ordinary course of business, and that is material to the Business, taken as a whole.

Notwithstanding the foregoing, the Investment Agreement shall not be deemed a Material Contract.

            (b) Except as set forth in Schedule 3.19(b) of the Disclosure Schedule, each Material Contract is valid and binding on the applicable Swiss Company or the applicable Affiliate of the Swiss Companies that is the signatory to such Material Contract and, to the Knowledge of the Seller, the counterparties thereto, and is in full force and effect. Neither the Swiss Companies nor the applicable Affiliate of the Swiss Companies signatory to such Material Contract, or, to the Knowledge of the Seller, any of the counterparties thereto, is in material breach of, or material default under, any Material Contract to which it is a party.

      Section 3.20 Title to Assets.

            (a) Either SOI, Solutia UK, Solutia Germany, Solutia Australia PTY Limited, Solutia Services International or the Seller has good and valid title to, or lease to, all assets that constitute Transferred Assets, in each case free and clear of all Encumbrances except (i) such Encumbrances as are set forth in Schedule 3.20(a) of the Disclosure Schedules, (ii) Permitted Encumbrances,
(iii) Encumbrances arising or incurred in the ordinary course of business, and
(iv) other immaterial imperfections of title, licenses or Encumbrances, if any.

            (b) Except as set forth in Schedule 3.20(b) of the Disclosure Schedules, the assets and rights that will be owned by the Swiss Companies as of the Closing, the Transferred Assets and the licenses and services provided to Buyer under the Transition Services Agreement are sufficient to permit the Buyer to operate and conduct the Business immediately following the Closing in all material respects as such Business was operated and conducted by the Swiss Companies immediately prior to the Closing.

            (c) Each of the Swiss Companies has good and valid title to all material assets purported to be owned by it, including all material assets reflected on the Audited Financial Statements and all Material Contracts referred to in Schedule 3.19(a) of the Disclosure Schedules, in each case free and clear of all Encumbrances except (i) such Encumbrances as are set forth in
Schedule 3.20(c) of the Disclosure Schedules, (ii) Permitted Encumbrances,

(iii) Encumbrances arising or incurred in the ordinary course of business, and
(iv) other immaterial imperfections of title, licenses or Encumbrances, if any.

      Section 3.21 Brokers. Except for Rothschild Inc., the fee of which will be paid by the Seller or an Affiliate of the Seller (other than any Swiss Company), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller or the Business.

      Section 3.22 Product Liability. Except as set forth in Schedule 3.22 of the Disclosure Schedules, there has been no Action brought or, to the Knowledge of the Seller, threatened in writing, against any Swiss Company in the last three years preceding the date hereof in respect of products or services provided by the Swiss Companies. Except for written notices in connection with the Action described in Schedule 3.22 of the Disclosure Schedules, to the Knowledge of the Seller, in the last three years preceding the date hereof, no Swiss Company has received any written notice that products or services provided by the Swiss Companies do not comply in any material respects with (i) any representations or warranties made by the Seller with respect to such products or services, or (ii) applicable Law.

      Section 3.23 Buildings. As of the date hereof, to the actual knowledge (without inquiry) of the Specified Employees, the buildings owned by the Swiss Companies and described in Schedule 3.15(a) of the Disclosure Schedules are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs, except for such maintenance and repair that if not undertaken by the Swiss Companies would not reasonably be expected to have a Material Adverse Effect on the Business and except as set forth in Schedule 3.23 of the Disclosure Schedules.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

      Section 4.1 Organization. The Buyer is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power and authority to own, lease and operate its property and to carry on its business as it is now being conducted.

      Section 4.2 Authority. The Buyer has full corporate or equivalent power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will have been, duly and validly executed and delivered by the Buyer. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyer will be a party will constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its and their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      Section 4.3 No Conflict; Required Filings and Consents.

            (a) The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                  (i) conflict with or violate the certificate of incorporation or bylaws or similar organizational documents of the Buyer;

                  (ii) result in a material conflict with or material violation of any Law applicable to the Buyer or by which any property or asset of the Buyer is bound or affected; or

                  (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any material contract or agreement to which the Buyer is a party;

except, in the case of clauses (ii) and (iii), for any conflict, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or any Ancillary Agreement or consummate transactions contemplated hereby or thereby.

            (b) Except as set forth in Schedule 4.3, the Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the applicable antitrust Laws, (ii) such filings as may be required by any applicable federal, national, state or other securities or "blue sky" Laws, or (iii) where failure to obtain such consent, approval, authorization or action or to make such filing or notification, would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or any Ancillary Agreement or consummate transactions contemplated hereby or thereby.

      Section 4.4 Financing. The Buyer has, and will have at the Closing, sufficient funds to permit the Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. The Buyer has provided the Seller with accurate and complete copies of the commitment letters or other materials satisfactory to the Seller evidencing the Buyer's possession of sufficient funds for the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that it shall not be a condition to the obligations of the Buyer to consummate the transactions contemplated hereby that the Buyer have sufficient funds for payment of the Purchase Price.

      Section 4.5 Brokers. Except for Rabo India Securities Pvt Ltd., the fees of which will be paid by the Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

      Section 4.6 Investment Intent. The Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate any applicable securities or similar Laws. The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the applicable securities Laws, except pursuant to an exemption from such registration under such Laws. The Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and (either alone or together with its Representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

      Section 4.7 No Knowledge of Breaches. The Buyer has no knowledge that any of the representations or warranties made by the Seller as of the date hereof are untrue, incomplete or inaccurate.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

      Section 5.1 Conduct of Business Prior to the Closing. Except as set forth in Schedule 5.1 of the Disclosure Schedules or as expressly contemplated by this Agreement (including Section 5.4), between the date of this Agreement and the Closing Date, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), (i) the Seller shall cause the Business to be conducted in the ordinary course of business, and, with respect to the Business, the Seller shall use and shall cause its Affiliates to use their respective commercially reasonable efforts to (A) preserve intact in all material respects the business organization, or (B) cause the preservation in all material respects of the Business, and (ii) the Seller shall not (and shall cause the Swiss Companies not to):

            (a) amend or otherwise change the articles of association and organizational regulations of the Swiss Companies;

            (b) issue or sell any shares of the Swiss Companies, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, or make any other payment on or with respect to any of the share capital of the Swiss Companies, except in all cases as set forth in Section 5.4;

            (d) increase or decrease, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the share capital of the Swiss Companies or make any other change with respect to the capital structure of the Swiss Companies;

            (e) acquire any corporation, partnership, limited liability company, other business organization or division thereof or otherwise acquire, lease or license any material rights or assets (other than in the ordinary course of business), or form any subsidiary in each case that is material, individually or in the aggregate, to the Business taken as a whole;

            (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of the Swiss Companies or sale of substantially all of the assets of the Swiss Companies;

            (g) allow the Swiss Companies to incur or any indebtedness for borrowed money or issue any debt securities in excess of CHF 2,000,000.-- (other than in all cases any intercompany indebtedness between any Swiss Company, on one hand, and the Seller or any of its Affiliates (other than the Swiss Companies), on the other hand);

            (h) allow the Swiss Companies to enter into any contract, agreement or arrangement that would be a Material Contract if entered into prior to the date hereof, other than in the ordinary course of business;

            (i) authorize, or make any commitment with respect to, or cause the authorization or any commitment with respect to any capital expenditure by the Swiss Companies in excess of CHF 200,000.-- per project in any manner that is not reflected in the capital budget of the Business attached as Schedule 5.1(i) of the Disclosure Schedules;

            (j) allow the Swiss Companies to fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire;

            (k) (x) establish, adopt or amend any Company Plan with respect to any Business Employee, or (y) grant or announce any increase in the salaries, bonuses or other benefits payable by the Swiss Companies or any other Affiliate of the Seller to any employees of the Swiss Companies and the Transferred Employees other than ordinary increases not inconsistent with the past practices of the Swiss Companies or the Affiliates of the Companies with which the Transferred Employees are employed on the date hereof and other than in all cases as required by Law, or pursuant to any plans, programs or agreements existing on the date hereof and disclosed in Schedule 3.12(b)(i)-1 or Schedule 3.19(a) of the Disclosure Schedules;

            (l) allow the Swiss Companies to enter into any employment agreement with any Person pursuant to which the aggregate annual compensation of such Person is expected to exceed CHF 110,000.--; or

            (m) make any change in any method of accounting or accounting practice or policy of the Swiss Companies, except as required by the Swiss Code, the Swiss GAAP, the U.S. GAAP or any other generally accepted accounting principles, as may be applicable.

No provision of this Section 5.1 shall limit or restrict (a) any Swiss Company from applying any cash or cash equivalents of any Swiss Company prior to the Closing to pay off or discharge (i) any obligations or liabilities between any of the Seller and any of its Affiliates (other than any Swiss Company), on the one hand, and any of the Swiss Companies, on the other hand, or (ii) any Third-Party Debt; (b) any Swiss Company from transferring (including by means of a dividend) cash or cash equivalents of any Swiss Company to the Seller or any of its Affiliates; (c) the Seller or any of its Affiliates from making any capital contribution to any Swiss Company; (d) effectuation of the Merger or other transactions contemplated in connection with the Merger as described in Section 5.4; or (e) termination of any insurance policy of SOI or any of its Affiliates (other than the Swiss Companies) with respect to the Swiss Companies, the Business, the Transferred Assets or the Business Employees effective as of the Closing.

      Section 5.2 Covenants Regarding Information.

            (a) (i) From and after the date of this Agreement until the Closing, upon reasonable notice, the Seller shall grant and shall cause to be granted to the Buyer and the officers, employees, agents, accountants, advisors, bankers, lawyers and other representatives (collectively, the "Representatives") of the Buyer reasonable access to the Representatives, properties, offices, plants and other facilities, books and records of the Swiss Companies and, solely to the extent that such books and records relate directly and exclusively to the Transferred Assets or Assumed Liabilities, of the Affiliates of the Swiss Companies and the Seller shall furnish or cause to be furnished to the Buyer such financial, operating and other data and information as the Buyer may reasonably request, such request to be made in writing and stating the grounds for such request; provided, however, that any such access or furnishing of information shall be conducted at the Buyer's expense, during normal business hours, under the supervision of and in such a manner as not unreasonably to interfere with the normal operations of the Business. Notwithstanding anything to the contrary in this Agreement, neither the Seller, the Swiss Companies nor any Affiliate of the Seller shall be required to disclose any information to the Buyer or its Representatives if such disclosure would, in the Seller's reasonable judgment, (x) jeopardize any attorney-client or other legal privilege, or (y) contravene any applicable Laws or binding agreement entered into prior to the date hereof.

                  (ii) From and after the date of this Agreement until the Closing, in no event shall the Buyer communicate with any customer, supplier or employee (in case of an employee, except as specifically permitted in Section 5.2(a)(i)) of any Swiss Company or any of its Affiliates with respect to this Agreement, any Ancillary Agreement, any transactions contemplated hereby or thereby or the relationship among any Swiss Company or any of its Affiliates, on one hand, and any such customer, supplier or such employee, on the other hand, without obtaining prior written consent from the Seller.

            (b) In order to facilitate the resolution of any claims made against or incurred by the Seller (as it relates to the Business and the Transferred Assets), for the applicable period specified in the Buyer's document retention policy (or, if longer, the period required by applicable Law), the Buyer shall
(i) retain the books and records relating to the Business and the Transferred Assets for periods prior to the Closing, and (ii) afford the Representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records but solely to the extent such books and records directly and exclusively relate to this Business and the Transferred Assets; provided, however, that the Buyer shall notify the Seller in writing at least 60 days in advance of destroying any such books and records in order to provide the Seller the opportunity to copy such books and records in accordance with this Section 5.2(b).

            (c) In order to facilitate the resolution of any claims made against or incurred by the Buyer or the Swiss Companies, for the applicable period specified in the Seller's document retention policy (or, if longer, the period required by applicable Law), the Seller shall (i) retain the books and records relating to the Business and the Transferred Assets relating to periods prior to the Closing which shall not otherwise have been delivered to the Buyer, and (ii) upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make, at the Buyer's expense, photocopies), during normal business hours, to such books and records but solely to the extent such books and records directly and exclusively relate to this Business and the Transferred Assets; provided, however, that the Seller shall notify the Buyer in writing at least 60 days in advance of destroying any such books and records in order to provide the Buyer the opportunity to copy such books and records in accordance with this Section 5.2(c).

      Section 5.3 Notification of Certain Matters. Until the Closing, each party hereto shall promptly notify the other parties in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.

      Section 5.4 Intercompany Arrangements; Cash; Third-Party Debt; Merger.

            (a) Except for the Transition Services Agreement, all intercompany and intracompany accounts, contracts and obligations between any Swiss Company, on one hand, and the Seller or any of its Affiliates (other than the Swiss Companies), on the other hand, shall be discharged, cancelled, terminated or transferred to the Seller or an Affiliate of the Seller prior to Closing such that, immediately prior to the Closing, no intercompany or intracompany obligation is outstanding between the Seller and its Affiliates (other than the Swiss Companies), on one hand, and any Swiss Company, on the other hand. The parties hereto agree that the Swiss Companies shall retain all receivables, payables and other intercompany obligations between the Swiss Companies.

            (b) Immediately prior to the Closing, all cash and cash equivalents of the Swiss Companies shall be transferred (through a dividend or by other means) to the Seller or one or more of its Affiliates.

            (c) On or prior to the Closing the Seller shall satisfy in full or otherwise discharge all Third-Party Debt.

            (d) The Parties hereto agree that the transactions described in clauses (a) through (c) above shall not change the Purchase Price.

            (e) On or prior to June 30, 2006, CarboGen may merge into Amcis, whereby Amcis will be the surviving entity. The merger will be effective upon entry in the Commercial Registry, but with the retroactive effect from an accounting and tax perspective as of January 1, 2006. The legal place of business of the surviving entity will be Hauptstrasse 159, Bubendorf, Switzerland. The new name of the surviving entity will be CARBOGENAMCIS AG (or such other name as the Swiss Companies may elect). The share capital of Amcis (in the event that the capital increase occurs prior to the merger) or of the surviving entity (in the event that the capital increase occurs concurrently with, or within ten days after, the merger) will be increased by CHF 1,400,000 to CHF 1,450,000, divided into 2900 registered shares with a par value of CHF 500. The Articles of Association of Amcis will be amended to reflect such share capital increase and will remain in effect, as amended by virtue of the merger and the share capital increase described above, for the surviving entity. The members of the Board of Directors of Amcis immediately before the merger will be members of the Board of Directors of the surviving entity. In the event such merger is consummated prior to the Closing, at the Closing the Seller shall sell, assign, transfer and deliver the outstanding shares of capital stock of the surviving entity (the "New Shares") to the Buyer and the Buyer shall purchase and accept the New Shares. To the extent applicable, from and after the consummation of transactions contemplated by this Section 5.4(e), (i) the references to the Shares in the Purchase Agreement shall be deemed to refer to the New Shares,
(ii) the representations and warranties shall be deemed to be modified automatically to reflect the transactions described in this Section 5.4(e) (including the new capital structure) and (iii) no breach of any representation, warranty or covenant shall be deemed to occur to the extent any breach arises out of or in connection with the consummation of the transactions described in this Section 5.4(e).

      Section 5.5 Resignation or Dismissal of Directors and Auditors. The Seller shall cause, on or prior to the Closing, the resignation or dismissal of all of the directors and auditors of the Swiss Companies, effective as of the Closing Time, whose resignation has been requested by the Buyer in accordance with
Section 2.5(b)(iv).

      Section 5.6 Confidentiality. Each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby pursuant to the terms of the confidentiality agreement dated March 3, 2006 between the Buyer and the Seller and SOI (the "Confidentiality Agreement"), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 5.6 shall terminate; provided, however, that after the Closing Date the Confidentiality Agreement shall terminate only in respect of that portion of the documents and materials referenced therein exclusively relating to the transactions contemplated by this Agreement. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

      Section 5.7 Consents and Filings; Further Assurances.

            (a) Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to
(i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and (ii) promptly make all necessary filings and give all necessary notices, and thereafter make any other required submissions, with respect to this Agreement required under applicable Law; provided, however, that in no event shall the Seller or its Affiliates be obligated to pay any additional monies in the aggregate in excess of USD 25,000 under or be required to amend any of their respective agreements or contracts if, in the sole discretion of the Seller, such amendments shall be adverse to the interests of the Seller or any of its Affiliates; provided, further, the preceding provisions shall not limit the obligation (if any) of the Seller or any of its Affiliates to pay amounts required by Law to be paid in connection with any filing or notice to any Governmental Agency required to be made pursuant to this Agreement. In no event shall the Seller or any of its Affiliates be obligated to obtain any consent, approval or waiver from ****** with respect to any ****** Agreement. Each of the parties shall promptly deliver to the others (upon request) a copy of each such filing made, each such notice given or each such consent, approval, authorization, qualification or order obtained during the period between the date of this Agreement and the Closing Date.

            (b) Without limiting the provisions of Section 5.7(a), (i) the transactions contemplated by this Agreement shall not constitute an assignment or transfer, by operation of law or otherwise, of any agreement or contract which, but for this Section 5.7(b), would be an Assumed Contract, or any rights, privileges and powers of the Seller (or any of its Affiliates party thereto) thereunder if such assignment or transfer, without a necessary consent, approval or waiver by a third party, would be ineffective or would constitute a default under, or other contravention of, the provisions of any such agreement or contract or applicable Laws or give rise to any right of acceleration of any obligation thereunder or any right to termination thereof and such consent, approval or waiver shall not have been obtained prior to the Closing Date, and
(ii) the Seller shall not be deemed in breach of its obligations to assign any such Assumed Contract to the Buyer. Without limiting the provisions of Section 5.7(a), in the event any consent, approval or waiver that is required to be obtained has not been obtained prior to Closing, the parties hereto agree to cooperate in seeking a mutually acceptable alternative to obtain the benefit of such Assumed Contract for the Buyer; provided, however, that no such alternative shall involve an actual reduction or an effective reduction to the Purchase Price. For the avoidance of doubt, nothing in this Agreement shall be deemed to require assignment of the Confidentiality Agreements that are not assignable or transferable, without consent of the parties thereto (other than the Seller or any of its Affiliates).

            (c) Each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under such U.S. or non-U.S. Law. Subject to the Confidentiality Agreement, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

      Section 5.8 Public Announcements. On and after the date hereof and through the Closing Date, none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written consent, which consent shall not be unreasonably withheld or delayed, except that no such consent shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto, but nonetheless (i) subject to each party's obligations under Section 5.7(c) above and (ii) subject to prior consultation with each other. After the Closing, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby.

      Section 5.9 ****** Guarantee; Release of Guarantees. On or prior to the Closing, the Buyer shall execute and deliver to ****** (with a copy to the Seller) the guarantee referred to in Section 7.2(g). The parties hereto agree to cooperate and use their reasonable best efforts to obtain the release of the Seller or its Affiliates that are a party to each of the guarantees, performance bonds, bid bonds and other similar agreements listed in Schedule 5.9 of the Disclosure Schedules (the "Guarantees"). In the event any of the Guarantees are not released prior to or at the Closing, the Buyer will provide the Seller with a guarantee that indemnifies and holds the Seller and its Affiliates that are a party to each such Guarantee harmless for any and all payments required to be made under, or costs incurred in connection with, such Guarantee by the Seller or its Affiliates that are a party to such Guarantee until such Guarantee is released.

      Section 5.10 Directors' and Officers' Indemnification. The Buyer shall cause the Swiss Companies and the Affiliates of the Buyer not to take any action directly or indirectly to disaffirm or adversely affect the provisions of any agreements disclosed on Schedule 5.10 of the Disclosure Schedules that provide indemnification of and expense reimbursement; provided, however, that the foregoing provisions of this Section 5.10 shall not prevent the Buyer or its Affiliates from terminating such agreements in accordance with their respective terms.

      Section 5.11 Employees.

            (a) (i) Identification of Business Employees. Schedule 2 to the Employee Letter is hereby incorporated by reference as if fully set forth in this Section 5.11(a)(i). For purposes of this Agreement, a "Business Employee" shall include any individual who is, on the Closing Date, absent due to vacation, holiday, sickness, short-term disability or other approved leave of absence who is expected to return to work on or before the first anniversary of the date of this Agreement or who has a legal right to return to work, but shall exclude any U.S. Business Employee or European Business Employee who is receiving long-term disability benefits under any Company Plan. For purposes of this Agreement, a "Transferred Employee" means (a) all Swiss Business Employees and European Business Employees, in each case except for the Specified Employees, and (b) all U.S. Business Employees and all Specified Employees who accept the Buyer's offer of employment pursuant to Section 5.11(a)(iv) and (v) and actually commence active employment with the Buyer or its Affiliate on or after the Closing Date.

                  (ii) Swiss Business Employees. All Swiss Business Employees, except for the Specified Employees, shall remain employed by the Swiss Companies immediately following the Closing.

                  (iii) European Business Employees. By virtue of the consummation of the transactions contemplated hereby, the employment contracts of all European Business Employees, except for the Specified Employees, shall automatically transfer to Affiliates of the Buyer, effective as of the Closing, and the Buyer shall cause the relevant Affiliates of the Buyer to assume all liabilities in respect of such employees (including all incentive payments). The parties agree that each employment contract of the European Business Employees, except for the Specified Employment Agreements, shall be transferred to an Affiliate of the Buyer organized in a jurisdiction where the relevant European Business Employee is currently employed. The Buyer shall provide to the Seller a list of each such Affiliate of the Buyer no later than thirty days after the date hereof. The Buyer shall ensure that from and after the Closing, the terms and conditions of employment of each European Business Employee, except for the Specified Employees, with the Affiliate of the Buyer, except as specifically provided in this Section 5.11, shall be the same as applicable to such European Business Employee immediately before the Closing and be consistent with the requirements of the Directive or equivalent rules, as applicable. The Seller and the Buyer shall cooperate, and the Buyer shall cause the Affiliates of the Buyer to which any European Business Employee is transferred to cooperate, in providing European Business Employees with appropriate communication and consultation about their status with respect to this transaction in accordance with the Directive and the relevant domestic legislation of the jurisdiction, in which such employees are employed. The Buyer shall, and shall cause its Affiliates to, provide to the Seller information that is required to be provided to the Business Employee by the Directive and the relevant domestic legislation. For the avoidance of doubt, the employment contracts of the European Business Employees, except for Specified Employment Agreements, will transfer to the relevant Affiliates of the Buyer by virtue of the consummation of the transactions contemplated hereby along with the transfer of other Transferred Assets upon Closing.

                  (iv) Specified Employees. The Seller shall, or shall cause one of its Affiliates to, terminate the Specified Employment Agreements (or obtain resignation of the Specified Employees) immediately prior to Closing, provided that the Specified Employees shall have accepted offers of employment from the Buyer and its Affiliates at the latest immediately prior to Closing with terms of employment specified on Schedule 5.11(a)(iv) of the Disclosure Schedule or on such other terms to which the Specified Employees may agree.

                  (v) U.S. Business Employees. The Buyer shall, or shall cause one of its Affiliates to, offer employment, effective as of the Closing, to each U.S. Business Employee on terms and conditions of employment no less favorable, when taken in the aggregate, than those that apply to such Business Employee immediately before the Closing. Such offers shall also comply with any applicable Law.

                  (vi) Liabilities. Except as specifically provided in this
Section 5.11, the Seller and its Affiliates shall remain solely responsible for any Liabilities in respect of (A) any U.S. Business Employee with respect to whom the Buyer or one of its Affiliates complies with the requirements of
Section 5.11(a)(v), but who does not become a Transferred Employee, and (B) any U.S. Business Employee with respect to his or her employment or termination of employment with the Seller and its Affiliates before the Closing. For the avoidance of doubt, the Seller shall indemnify and hold harmless the Buyer and its Affiliates with respect to any Liabilities described in the previous sentence. The Buyer and its Affiliates shall be solely responsible for any Liabilities (A) in respect of any Business Employee, arising out of the failure of the Buyer and its Affiliates to comply with their obligations under this Section 5.11, (B) in respect of any Swiss Business Employee or European Business Employee, arising in connection with or as a result of any employment-related claim as a result of the consummation of the transactions contemplated hereby, (C) in respect of any Transferred Employee, with respect to his or her employment with the Buyer and its Affiliates from and after the Closing, (D) otherwise arising out of the employment or termination of employment of any Swiss Business Employee, European Business Employee or any former employee of the Swiss Companies, whether before, upon or after the Closing, (E) otherwise arising from any breach by the Buyer (whether before or after the date of transfer) of the Directive or equivalent domestic legislation of the jurisdiction in which a European Business Employee is employed, and (F) otherwise arising out of the employment or termination of employment of any Transferred Employee with the Buyer or one of its Affiliates (including the Swiss Companies) from and after the Closing. For the avoidance of doubt, the Buyer shall indemnify and hold harmless the Seller and its Affiliates with respect to (i) any Liabilities described in the previous sentence, and (ii) any Damages incurred by the Seller or any of its Affiliates arising out of or related to any failure to provide information to Business Employees regarding the Business Employees or to consult with the Business Employees before Closing to the extent such failure arises out of the failure on the part of the Buyer to provide information or consult with the Business Employees, in each case as required by the Directive and the relevant domestic legislation. Notwithstanding any other provision of this Agreement to the contrary, ******; provided, however that the Buyer shall in all events be solely responsible for any severance-type payments (whether under the Specified Employment Agreements or otherwise) with respect to any Specified Employee.

                  (vii) Confidentiality Agreements; Non-Competition Restriction. The Seller and its Affiliates shall release each Transferred Employee, to the extent applicable, from his or her obligations under any confidentiality agreements or non-competition restriction which he or she may have entered into with the Seller or any of its Affiliates, to the extent (and only to the extent) necessary for the Buyer and its Affiliates to employ such Transferred Employee in the Business. The Transferred Employees' obligations of confidential treatment of the Seller's business information and trade secret technology being transferred to the Buyer and its Affiliates (whether under such agreements or otherwise) shall not be released except for the benefit of the Buyer and its Affiliates as provided in the preceding sentence.

            (b) Employee Benefit Plans Generally.

                  (i) Plans Generally. Except as otherwise provided in this
Section 5.11: (A) effective as of the Closing, the Seller shall cause the Swiss Companies to cease to sponsor or constitute a participating employer in all Company Plans, other than the Acquired Company Plans; (B) the Seller and its Affiliates shall remain solely responsible for any and all Liabilities and obligations with respect to events that occur before Closing under, in connection with or in respect of the Company Plans (other than the Acquired Company Plans), and all rights and entitlements, with respect to events that occur before Closing of all current and former employees under such plans (including the rights and entitlements of the Transferred Employees thereunder other than the severance benefits for European Business Employees), and neither the Buyer nor any of its Affiliates (including, after the Closing Date, the Swiss Companies) shall have any responsibility or obligation in respect of any such plan (other than the Acquired Company Plans) prior to Closing; (C) effective as of the Closing, the Buyer and its Affiliates (including the Swiss Companies) shall be solely responsible for providing benefits to European Business Employees in accordance with the Directive and the relevant domestic legislation and shall be solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the Acquired Company Plans, and all rights and entitlements of all current and former employees under such plans (including the rights and entitlements of the Transferred Employees and former employees of the Swiss Companies), and neither the Seller nor any of its Affiliates (other than the Swiss Companies) shall have any responsibility or obligation in respect of any such plan; and (D) from and after the Closing, the Buyer shall, and shall cause its Affiliates to, honor all Acquired Company Plans in accordance with their terms as in effect immediately before the Closing, subject to any amendment or termination thereof that may be permitted by such terms. For purposes hereof, "Acquired Company Plan" means any Company Plan that is sponsored, maintained or contributed to solely by one or more of the Swiss Companies, or to which solely one or more Swiss Companies are required to contribute.

                  (ii) Post-Closing Benefits Generally. For a period of not less than six months following the Closing, the Buyer shall provide, or shall cause to be provided, to each Transferred Employee (except for the Specified Employees) at least base compensation, incentive compensation and employee benefits that are no less favorable, when taken in the aggregate, than those that apply to such Transferred Employee immediately before the Closing. Without limiting any benefits to the European Business Employees described in the foregoing sentence, in respect of European Business Employees, post-closing benefits shall be provided in accordance with the Directive or equivalent rules as applicable. The foregoing shall not be construed to prevent the termination of employment of any Transferred Employee for a reason not connected with the consummation of the transactions contemplated hereby. It is acknowledged that the Buyer and its Affiliates are not required to provide stock options, stock purchase or other equity-based plans to Transferred Employees from and after the Closing. Notwithstanding any other provision of this Agreement to the contrary,
(A) if a Transferred Employee is terminated by the Buyer or its Affiliate without cause within six months from the Closing Date, the Buyer shall, or shall cause its Affiliates to, provide severance benefits at least equal to those that would have been provided by the applicable Company Plan that is a severance plan or arrangement as in effect immediately prior to the Closing if it had continued to apply to the Transferred Employee and the Transferred Employee were eligible for benefits thereunder, and (B) without limiting any benefits to which any European Business Employee would be entitled pursuant to clause (A) above, if a European Business Employee is terminated after the Closing Date for a reason connected with the consummation of the transactions contemplated hereby, Buyer shall, or shall cause its Affiliates to, satisfy any legally imposed severance-related obligations to such European Business Employee.

                  (iii) Welfare Benefits for U.S. Business Employees and European Business Employees Generally. Without limiting the generality of the foregoing provisions of this Section 5.11: (A) the Seller and its Affiliates shall be solely responsible for (I) claims for the welfare benefits and for workers' compensation, in each case that are incurred by or with respect to any U.S. Business Employee and European Business Employee (other than under the Acquired Company Plans) before the Closing, (II) claims relating to health continuation coverage required by Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended ("COBRA Coverage") attributable to "qualifying events" with respect to any

U.S. Business Employee and his or her beneficiaries and dependents that occur upon or before the Closing, (III) claims for welfare benefits and for workers' compensation, in each case that are incurred by or with respect to any U.S. Business Employee who does not become a Transferred Employee, whether reported before, upon or after the Closing, and (IV) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any U.S. Business Employee who does not become a Transferred Employee and his or her beneficiaries and dependents, whether occurring before, upon or after the Closing; and (B) the Buyer and its Affiliates shall be solely responsible for (1) claims for welfare benefits and for workers' compensation, in each case that are incurred by or with respect to any U.S. Business Employee or European Business Employee on or after the Closing Date and with respect to any claims under the Acquired Company Plans, and (2) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any U.S. Business Employee and his or her beneficiaries and dependents that occur after the Closing.

                  (iv) Past Service Credit Generally. For all purposes under the employee benefit plans and arrangements of the Buyer and its Affiliates providing benefits after the Closing to any Transferred Employees (the "New Plans"), each such Transferred Employee shall be credited with his or her years of service with Seller and its Affiliates (including the Swiss Companies) before the Closing, to the same extent as such Transferred Employee was entitled, before the Closing, to credit for such service under any similar Company Plans ("Past Service Credit"), except (A) in the case of U.S Business Employees, for purposes of benefit accrual under New Plans that are defined benefit or cash balance Pension Plans, (B) as provided in Section 5.11(c), (C) to the extent Past Service Credit would result in a duplication of benefits, and (D) to the extent Past Service Credit would contravene applicable Law. For the avoidance of doubt, there shall be no transfer of assets or liabilities from the Pension Plan of SOI in which U.S. Business Employees participate before the Closing to any plan sponsored by the Buyer or its Affiliates.

            (c) Pension Benefit Transfer for European Business Employees. In the case of European Business Employees, liabilities shall be transferred to the Buyer or its Affiliates, as applicable, only in so far as specified in the Directive and the relevant domestic legislation (including the Pensions Act 2004 and the Transfer of Employment (Pension Protection) Regulations 2005 SI/2005 No. 649 or such legislation that may be in force at the time of transfer) and the Buyer shall only be required to make, or to cause its Affiliates to make, such contributions as are applicable to the extent set out in the legislation. The Seller shall have no liability in relation to pension contributions or benefits after Closing. In the case of a Transferred Employee who requests that his existing contributions be transferred from the applicable Pension Plan of which the European Business Employee was a member while employed by the Seller or any of its Affiliates, such sums will be calculated on an accrued benefit obligation basis at the date of Closing with no liability on the part of the Seller.

      For the avoidance of any doubt, the pension reserve build up by Solutia Germany in accordance with the applicable pension plan with respect to the European Business Employee employed in Germany, shall transfer, to the Buyer or its respective Affiliate, as applicable, as a liability automatically by virtue of the transactions contemplated hereby, together with such European Business Employee's employment contract.

            (d) Continuity of Benefits for U.S. and European Business Employees. Without limiting the generality of the foregoing, the following shall apply with respect to the participation of each Transferred Employee who is a U.S. Business Employee or a European Business Employee in any New Plans that the Buyer and its Affiliates choose to offer. The Buyer shall use its best efforts to ensure that each such Transferred Employee shall be eligible to participate effective as of the Closing, without any waiting time, nor any pre-existing condition exclusions or actively-at-work conditions (both for the Transferred Employee and his/her dependents), in such New Plans to the extent coverage under such New Plan replaces coverage under a similar type of Employee Benefit Plan in which such Transferred Employee currently participates (such plans, collectively, the "Old Plans"). In addition, the Buyer shall cause each such New Plan that provides medical, dental, pharmaceutical and/or vision benefits to recognize any eligible expenses incurred by any Transferred Employee and his or her covered dependents under the corresponding Old Plan during 2006 but before the Closing, for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the remainder of 2006 under such New Plan.

            (e) Delayed Commencement of Benefits. Notwithstanding the foregoing provisions of this Section 5.11, if it is not possible for the Buyer to begin providing benefits to U.S. Business Employees and European Business Employees under plans sponsored by the Buyer and its Affiliates as of the Closing, the commencement of such benefits may be delayed past the Closing to the extent and on terms and conditions to be agreed to in good faith by the Seller and the Buyer.

            (f) Certain Compensation Obligations. Without limiting the generality of the foregoing provisions of this Section 5.11, the Buyer shall, and shall cause its Affiliates to, (i) honor all entitlements of Transferred Employees to vacations and holidays that have accrued but not been taken as of the Closing (and shall make any payments related to vacations and holidays in cash to the extent required by applicable Law), (ii) pay all unpaid compensation of the Transferred Employees accrued through the Closing, including salary, wages, annual bonuses for years ended before the Closing, thirteenth-month bonuses and other bonuses and incentive compensation, social security and tax withholding payments and vacation pay required by applicable Law to be paid in cash, and (iii) pay annual bonus for the year in which the Closing occurs to each Transferred Employee who is eligible to receive an annual bonus under any Company Plan and who meets the service requirements to receive such a bonus, based upon service with the Seller and its Affiliates (including the Swiss Companies) before the Closing and service with the Buyer and its Affiliates (including the Swiss Companies) after the Closing (including the annual bonuses accrued as of the Closing Time). A pro-rata portion of the annual bonuses described in clause (iii) of the preceding sentence (pro-rated based upon the portion of 2006 that occurs before the Closing) shall be based upon the applicable bonus plan of the Seller and its Affiliates (including the Swiss Companies) and performance before the Closing and shall be calculated and paid as set forth in Schedule 3 of the Employee Letter, and the remainder shall be based upon the applicable bonus plan of the Buyer and its Affiliates (including the Swiss Companies) and performance after the Closing.

            (g) Directive Obligations. In all events, the Buyer shall, and shall cause its Affiliates to, comply with their respective obligations towards the European Business Employees in accordance with the Directive and the relevant domestic legislation.

      Section 5.12 Transferred Assets. On or prior to the Closing Date, the Buyer shall, and shall cause its Affiliates (as set forth in Section 5.11 above) to, acquire all of the Transferred Assets pursuant to the Bills of Sale and the Assignment and Assumption Agreements and assume and agree to pay, perform and discharge the Assumed Liabilities pursuant to the Assignment and Assumption Agreements.

      Section 5.13 Transition Services Agreement. The Buyer acknowledges that, as of the Closing Date, neither the Seller nor any of its Affiliates shall have any obligation to provide any support or other services to the Buyer, the Swiss Companies nor any Affiliates thereof relating to the Business other than those services expressly required to be provided pursuant to the Transition Services Agreement in the form attached hereto as Exhibit F (the "Transition Services Agreement"), which agreement shall be entered into by the Seller (and/or one or more of its Affiliates) and the Buyer as of the Closing Date.

      Section 5.14 Non-Competition.

            (a) Except with the prior written consent of the Buyer, during the period commencing immediately after the Closing Time and ending on the third anniversary of the Closing Date (unless only a shorter maximum period is permitted by applicable Law, in which case, during such shorter period), the Seller shall not, and shall cause its Affiliates (the Seller together with its Affiliates, the "Restricted Entities") not to:

                  (i) compete with the Business (as such Business is conducted immediately prior to the Closing Date) in the geographic locations in which such Business is conducted immediately prior to the Closing Date (such Business, as so conducted, a "Competing Business"); or

                  (ii) solicit employment for or of any Specified Employee who has accepted an offer of employment offered from the Buyer in connection with this Agreement; provided, however, that this Section 5.14(a)(ii) (A) shall be applicable to a Specified Employee only as long as such Specified Employee remains employed by any of the Swiss Companies or any other Affiliate of the Buyer with which such Specified Employee has accepted an offer in connection with the transactions contemplated by this Agreement, and (B) shall not be applicable to any Specified Employee who initiates contact with any Restricted Entity on an unsolicited basis.

                  (b) Notwithstanding any provision to the contrary in this
Section 5.14, any Restricted Entity may:

                        (i) purchase or otherwise acquire by merger, purchase of assets, stock or controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person (such acquired Person, the "Acquired Entity"), so long as:

                        (1) a Restricted Entity divests (or enters into an agreement to divest) within one year of such acquisition any portion of such business that would cause non-compliance with Section 5.14(a)(i); or

                        (2) such Person is a De Minimis Business;

                  (ii) acquire, own or manage for the account of third parties through a mutual fund, employee benefit plan, trust account or similar investment pool or vehicle, any class of security of any Person regardless of whether such Person engages in the Competing Business;

                  (iii) hold or make investments not in excess of five percent of the outstanding securities of any corporation if such securities are listed on an internationally recognized securities exchange; or

                  (iv) engage in any rental or leasing of real property (including to any Competing Business or to any Person who conducts any Competing Business).

            (c) In the event any Affiliate of the Seller ceases to be an Affiliate of the Seller, the provisions of this Section 5.14 shall no longer apply to such Person.

            (d) In the event SOI or Solutia Investments LLC ceases to be the "beneficial owner" (as determined for purposes of Regulation 13-D under the Exchange Act as currently in effect), directly or indirectly, of securities of the Seller (including any successor by merger of the Seller) representing more than 30% of the combined voting power of the Seller's then outstanding capital stock having ordinary power in the election of directors or SOI or Solutia Investments LLC is acquired by a Person not party to this Agreement (and not affiliated with the Seller) by merger, neither Person that acquires such "beneficial ownership" of the Seller (nor any Affiliate of such Person that is not a Subsidiary of SOI), nor, in the case of a merger, the surviving entity and its Affiliates (other than those Affiliates that would be Subsidiaries of SOI without giving effect to the merger) shall be deemed a Restricted Entity for the purposes of this Section 5.14.

            (e) For the avoidance of doubt, no shareholder of SOI shall be deemed a Restricted Entity for the purposes of this Section 5.14.

            (f) Exceptions set forth in any of Sections 5.14(b), (c), (d) or (e) are set forth therein for the avoidance of doubt, as such exceptions cover actions not necessarily restricted by Section 5.14(a), and no inference shall be drawn that the activities described in any such Sections 5.14(b), (c), (d) or
(e) are in any way restricted or limited by the restrictions set forth in
Section 5.14(a).

            (g) "De Minimis Business" means:

                  (i) any equity investment by any Restricted Entity in any Person in which (x) the Restricted Entities collectively do not have a right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such Person, (y) the Restricted Entities collectively hold not more than 20% of the outstanding voting securities or similar equity interest, or (z) the Restricted Entities collectively hold not more than 5% of any class of equity securities of a Person whose securities are publicly traded on an internationally recognized securities exchange; provided, in the case of clauses (x), (y) and (z), that no Restricted Entity controls the management of such Person; or

                  (ii) any business activity that would otherwise violate
Section 5.14(a)(i) that is carried on by an Acquired Entity but only if, at the time of such acquisition, the revenues derived from that portion of the Acquired Entity (as defined below) that engages in the Competing Business constitutes less than 15% of the annual gross revenues of the Acquired Entity.

            (h) If, at any time of enforcement of any of the provisions of this
Section 5.14, an arbitrator engaged pursuant to Section 9.9 holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area of this Section 5.14 shall be limited to those that are reasonable under the circumstances.

            (i) In the event of a breach by the Seller or any other Restricted Entity of the terms of this Section 5.14, subject to terms and conditions of this Agreement, the Buyer shall be entitled, if it shall so elect, to institute arbitration proceedings described in Sections 9.9(b)-(k) to obtain damages for any such breach, or to institute legal proceedings in any court of competent jurisdiction in Switzerland to enforce the specific performance of such terms by the Seller (or other applicable Restricted Entity) and to enjoin the Seller (or such applicable Restricted Entity) from any further violation of this Section
5.14 as described in Section 9.9(b)-(k).

      Section 5.15 March Financials. On the date hereof, the Seller shall deliver to the Buyer the unaudited financial statements (composed of the balance sheet and the income statement) of the Swiss Companies for the month ended as of March 31, 2006 (the "March Financials").

                                   ARTICLE VI
                                 INDEMNIFICATION

      Section 6.1 Survival of Representations, Etc.

            (a) The representations and warranties made by the Seller in this Agreement, or in any other document, certificate, schedule or instrument delivered or executed in connection herewith (including any Ancillary Agreement), shall survive the Closing until and including the date that is twelve months after the date hereof, except that (i) the representations and warranties set forth in (A) Section 3.12 (Social Security Contributions; Company Plans), (B) Section 3.18 (Environmental Matters) and (C) Section 3.22 (Product Liability) shall survive the Closing until and including the date that is five years after the date hereof, and (ii) Section 3.17 (Taxes) shall survive until and including the date that is one month after the expiration of the relevant statute of limitations (Veranlagungsverjahrung) (each of the aforementioned dates, a "Cut-Off Date"); provided, however, that if, at any time prior to or on the Cut-Off Date, any Buyer Indemnified Party (acting in good faith) delivers to the Seller a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties (and setting forth in reasonable detail the basis for such Buyer Indemnified Party's belief that such inaccuracy or breach may exist) and asserting a claim for recovery under Section
6.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Cut-Off Date, until such time as such claim is fully and finally resolved.

            (b) No statutory examination or notification requirements shall apply to this Agreement. The provisions set forth in this Section 6.1 shall supersede the provisions of Articles 201 and 210 of the Swiss Code (other than Article 210(3) of the Swiss Code), which Articles 201 and 210 (other than
Article 210(3)) shall not apply to this Agreement.

      Section 6.2 Indemnity by the Seller. From and after the Closing Date, the Seller shall indemnify and hold harmless each Buyer Indemnified Party from and against any Damages actually suffered or incurred by any Buyer Indemnified Party to the extent arising out of or resulting from:

            (a) any breach of any representation or warranty made by the Seller in this Agreement or in any other document, certificate, schedule or instrument that is both required to be delivered and executed and was delivered and executed, in each case, in connection herewith or therewith (including any Ancillary Agreement);

            (b) any breach of any covenant or obligation of the Seller set forth in this Agreement or any other document, certificate, schedule or instrument that is both required to be delivered and executed and was delivered and executed, in each case, in connection herewith or therewith (including any Ancillary Agreement);

            (c) (i) with respect to any Assumed Contract that is not an employment agreement, any breach of such Assumed Contracts by the Seller or any of its Affiliates prior to Closing, and (ii) with respect to any Assumed Contract that is an employment agreement, any Liabilities with respect to such Assumed Contracts specifically retained by the Seller pursuant to Section 5.11; or

            (d) subject to Section 6.4(e), a termination of any Amcis Property Agreement as a result of an exercise by Flint AG or Chemisches Institut Schafer AG of rights under the Investment Agreement and not otherwise available as a matter of law or under the Amcis Property Agreements.

      Section 6.3 Indemnity by the Buyer. From and after the Closing Date, the Buyer shall indemnify and hold harmless each of the Seller and its Affiliates and the respective Representatives, successors and assigns of each of the foregoing (collectively, the "Seller Indemnified Parties") from and against any Damages actually suffered or incurred by any Seller Indemnified Party to the extent arising out of or resulting from:

            (a) any breach of any representation or warranty made by the Buyer in this Agreement or in any other document, certificate, schedule or instrument that is both required to be delivered and executed and was delivered and executed, in each case, in connection herewith or therewith (including any Ancillary Agreement);

            (b) any breach of any covenant or obligations of the Buyer set forth in this Agreement or any other document, certificate, schedule or instrument that is both required to be delivered and executed and was delivered and executed, in each case, in connection herewith or therewith (including any Ancillary Agreement);

            (c) any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party with respect to the operations of the Swiss Companies, except for claims or causes of action with respect to which the Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 6.2; or

            (d) any Action against the Seller or any of its Affiliates arising out of, or in connection with, the termination of any Specified Employment Agreement (including any Action arising out of, or in connection with, the resignation or termination of any Specified Employee in connection with the transactions contemplated by this Agreement) by any Affiliate of the Seller (other than in all cases with respect to amount payable by the Seller as set forth in the last sentence of Section 5.11(a)(vi) to the extent payable by the Seller thereunder).

      Section 6.4 Limitations.

            (a) Notwithstanding anything to the contrary contained in this
Agreement: (i) the Seller shall not be liable for any claim for indemnification pursuant to Section 6.2(a) through (c) unless and until the aggregate amount of indemnifiable Damages which may be recovered from the Seller pursuant to Section 6.2(a) through (c) equals or exceeds USD 750,000, in which case the Seller shall be liable only for the Damages in excess of such amount, (ii) except in the case of fraud or intentional misrepresentation, the maximum liability of the Seller for indemnification pursuant to Section 6.2(a) through (c) for the aggregate amount of all Damages shall in no event exceed USD 15,000,000 and the maximum liability of the Seller for indemnification pursuant to Section 6.2(d) shall in no event exceed ******, (iii) no Damages may be claimed under Section 6.2(a) through (c) by any Buyer Indemnified Party or shall be reimbursable by or shall be included in calculating the aggregate Damages set forth in clause (i) above other than Damages in excess of USD 15,000 resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances, (iv) no party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, any Ancillary Agreement or any other document, certificate, schedule or instrument required to be delivered or executed in connection herewith or therewith; provided, however, that fees payable to the Seller pursuant to the Transition Services Agreement shall not be deemed incidental, consequential, special or indirect damages or be deemed revenue, profit or income, the loss of which is not subject to indemnification pursuant to the Agreement, and (v) in the event the Buyer proceeds with the Closing notwithstanding actual knowledge by the Buyer or any Affiliate of the Buyer at or prior to the Closing of any breach by the Seller of any representation, warranty or covenant in this Agreement, any Ancillary Agreement or any other document, certificate, schedule or instrument required to be delivered or executed in connection herewith or therewith, no Buyer Indemnified Party shall have any claim or recourse against the Seller or its directors, officers, employees, Affiliates, controlling persons or Representatives with respect to such breach, under this Article VI or otherwise.

            (b) In addition and not in limitation of the foregoing, the Seller shall not be liable for any claim and the Buyer shall not be entitled to bring any claim if and to the extent that (i) the payment or settlement of any kind giving rise to the claim results in a tax benefit to the Swiss Companies or the Buyer (including the net present value (using a 4% discount rate) of any

Tax benefit arising in subsequent taxable years), (ii) the matter to which the claim relates was disclosed in this Agreement or in the Disclosure Schedules,
(iii) a claim results from or is increased by the passing of, or any change in, after the Closing Date, any Law or established administrative practice of any Governmental Authority including (without prejudice to the generality of the foregoing) any increase in the rates of Taxes or any imposition of Taxes or any withdrawal or relief from Taxes not actually in effect on the Closing Date, (iv) the claim results from a failure of the Buyer or any Swiss Company to mitigate in a reasonable manner damages (including failure to claim from a third party or under any insurance policy), (v) the procedures set forth in Section 6.5 were not complied with by the Buyer or another Buyer Indemnified Person, (vi) as of the Closing Date any of the Swiss Companies have applicable recorded reserves for the relevant Damages, (vii) the Buyer, any other Buyer Indemnified Party or any Swiss Company is entitled to any insurance or other recoveries payable to any Buyer Indemnified Party in connection with the facts giving rise to the right of indemnification, or (viii) the Seller has remedied the relevant breach within 30 days after the receipt by the Seller of a notice from the Buyer with respect to such breach.

            (c) Notwithstanding any provisions to the contrary in this Agreement, (i) the Buyer acknowledges that the Buyer has not relied in any way on the representations or warranties set forth in any of Sections 3.8(b) and 3.8(e) or the information provided in the March Financials and (ii) the Seller shall have no Liability under this Agreement or otherwise, and the Buyer shall not be entitled to exercise any legal or equitable remedies, in each with respect to any inaccuracy or breach by the Seller of provisions of any of Sections 3.8(b), 3.8(e) or 5.15 or any inaccuracy with respect to the March Financials.

            (d) Without limiting the foregoing, the Buyer and the Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that the Buyer or the Seller shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if the Buyer or the Seller, as the case may be, had made such efforts.

            (e) Promptly, but in no event later than five Business Days, after receipt by Buyer or its Affiliates of any termination notice with respect to or related to the Investment Agreement or the Landlord Notice, the Buyer shall forward such notice to the Seller. Neither the Buyer nor its Affiliates shall agree to a termination of any Amcis Property Agreement that could result in an indemnifiable event pursuant to Section 6.2(d) without Seller's prior written consent, which shall not be unreasonably withheld.

      Section 6.5 Procedures.

            (a) In order for a Buyer Indemnified Party or Seller Indemnified Party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a loss or a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the "Indemnifying Party") promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is prejudiced by such failure.

            (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to compromise, settle or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed) unless the Indemnifying Party withdraws from the defense of such Third Party Claim. If the Indemnified Party assumes the defense of any such claims or proceeding pursuant to this Section 6.5 and proposes to settle such claims or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claims or proceeding.

            (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have 30 days after receipt of notice of any claim pursuant to this Section 6.5(c) to (i) agree to the amount or method of determination set forth in such claim and to pay such amount to such Indemnified Party, or (ii) provide the Indemnified Party with notice (a "Dispute Notice") that it disagrees with the amount or method of determination set forth in such claim. If the Indemnifying Party has timely delivered a Dispute Notice, the Indemnifying Party and the Indemnified Party shall, during a period 30 days from the Indemnified Party's receipt of such Dispute Notice, negotiate in good faith to achieve resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the arbitration provisions set forth in this Agreement. Failure to initiate arbitration procedures by the Indemnified Party within 30 days of failure of good faith negotiation shall foreclose the Indemnified Party with respect to the asserted claim.

      Section 6.6 Exercise of Remedies by Buyer Indemnified Parties Other Than Buyer. No Buyer Indemnified Party (other than Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

      Section 6.7 Assignment of Claims. If any Buyer Indemnified Party receives any payment from the Seller in respect of any Damages pursuant to Section 6.2 and the Buyer Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying claim asserted against the Seller, the Buyer Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Seller to recover from the Potential Contributor the amount of such payment. Any payment received in respect of such claim shall be distributed (i) first to the Buyer Indemnified Party in the amount of any deductible or similar amount required to be paid by the Buyer Indemnified Party prior to the Seller being required to make any payment to the Buyer Indemnified Party, (ii) second to the Seller in an amount equal to the aggregate payments made by the Seller to the Buyer Indemnified Party in respect of such claim, plus costs and expenses incurred in investigating, defending or otherwise incurred in connection with addressing such claim, and (iii) the balance, if any, to the Buyer Indemnified Party.

      Section 6.8 Exclusivity. Except as specifically set forth in this Agreement (including Section 2.4), effective as of the Closing, in the absence of fraud or intentional misrepresentation herein on the part of the Seller or any of its Representatives in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the Buyer, on behalf of itself and the Buyer Indemnified Parties, waives any rights and claims it or any Buyer Indemnified Party may have against the Seller, whether in law or equity, relating to the Swiss Companies and/or the transactions contemplated hereby. The rights and claims waived by the Buyer Indemnified Parties include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of representation or warranty, breach of implied covenants, negligent misrepresentation and all other claims for breach of duty. After the Closing, subject to the foregoing, this Article VI will provide the exclusive remedy against the Seller for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement or any other document, certificate, schedule or instrument required to be delivered or executed in connection herewith and therewith and/or the transactions contemplated hereby and thereby and the Buyer shall not make any claim against any Seller Indemnified Party with respect to any document, certificate, schedule or instrument executed or delivered in connection with this Agreement and the Ancillary Agreements or any transactions contemplated hereby and thereby except for any such claims with respect to this Agreement or any document, certificate, schedule or instrument that is required to be delivered and executed in connection herewith and the Ancillary Agreements.

      Section 6.9 Disclaimer of Implied Warranties.

            (a) It is the explicit intent and understanding of the Buyer that the Seller or any of its Affiliates or Representatives is not making any representation or warranty whatsoever, oral or written, express or implied, as to the accuracy or completeness of any information regarding the Business, except as expressly set forth in this Agreement, any Ancillary Document or any certificate to be delivered pursuant to Section 7.3(c), and the Buyer is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Seller or such of its Affiliates or Representatives, except for the representations and warranties expressly set forth in this Agreement, any Ancillary Agreement or any certificate to be delivered pursuant to Section 7.3(c).

            (b) In connection with the Buyer's investigation of the Business, the Buyer has received certain estimates, projections and other forecasts regarding the Business. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that the Buyer is familiar with such uncertainties and that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, the Seller does not make any representation or warranty with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

      Section 7.1 General Conditions. The respective obligations of the Buyer and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such party):

            (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), including any Law that may be administered by the U.S. Department of Treasury's Office of Foreign Assets Controls (OFAC), that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

            (b) To the extent applicable, any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or shall have been terminated. To the extent that the EU Merger Regulation is applicable, the European Commission shall have taken a decision under Article 6(1)(b) of the EU Merger Regulation declaring the purchase of the Shares and the assets contemplated by this Agreement compatible with the common market, or shall have been deemed to have done so under Article 10(6) of the EU Merger Regulation. To the extent applicable, the Buyer shall have obtained all merger, anti-competition or anti-trust clearance or any waiting periods under the relevant merger control, anti-competition or anti-trust Laws shall have duly lapsed or been terminated by the applicable Governmental Authority.

      Section 7.2 Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

            (a) The representations and warranties of the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document required to be delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except in all cases where the failure to be so true and correct (in each case without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a material adverse effect on the Buyer's ability to consummate the transactions contemplated by this Agreement. The Buyer shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing in all material respects. The Seller shall have received from the Buyer a certificate representing and warranting that the conditions set forth in the preceding sentences have been duly satisfied, signed by a duly authorized officer thereof.

            (b) The Seller shall have received an executed counterpart of each of the Ancillary Agreements to which the Buyer or any of its Affiliates is a party, signed by each party thereto other than the Seller.

            (c) The transfer of the Transferred Assets to be transferred by SOI and the entry into the Transition Services Agreement shall have been approved in accordance with the procedures set forth in the Order Establishing Procedures for Non-Core Asset Sales, entered on March 29, 2004 by the U.S. Bankruptcy Court in the Southern District of New York (the "Bankruptcy Court") in Case No. 03-17949 (PCB) and all Encumbrances on the Transferred Assets created by the DIP Agreement shall have been released.

            (d) (i) Either (A) the terms and conditions of the EUR 200,000,000
10.00 percent Senior Secured Notes due 2008 (the "Euro Notes") of the Seller have been amended with the consent of the holders of the Euro Notes (the "Bondholders") upon the approval and publication of resolutions authorizing the Seller to enter into and consummate the transaction contemplated hereunder adopted at a meeting of the Bondholders conducted in accordance with Article 568 of the Belgian Company Code and the terms and conditions of the Euro Notes, or
(B) the obligations of the Seller under the Euro Notes have been discharged or satisfied, (ii) the Encumbrances on the Shares and certain assets of the Swiss Companies created pursuant to Euro Bond Documents shall have been released, and
(iii) the Swiss Companies shall have been released from their obligations pursuant to the Euro Bond Documents, including the guarantees provided by the Swiss Companies in connection with the Euro Notes.

            (e) All consents, approvals or authorizations of, or registrations, declarations or filings (other than the consents, approvals or authorizations, registrations, declarations and filings described in Section 7.1(b)) with, any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed and shall be in full force and effect.

            (f) The Seller shall have received the amount payable by the Buyer pursuant to Section 2.5(b).

            (g) The Buyer shall have provided to ****** a guarantee of Amcis' performance under the ****** Supply Agreement, in the form or substantially in the form, of Section 2.6 of the Agreement between ******, Amcis and SOI dated January 1, 2001 and ****** shall have accepted such guarantee in full satisfaction of SOI's obligations pursuant to the ****** Side-Letter.

      Section 7.3 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

            (a) The representations and warranties of the Seller contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document required to be delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (other than in all cases the Specified Provisions) shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except in all cases where the failure to be so true and correct (in each case, without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the Business. The Seller shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement (other than Specified Provisions) or any Ancillary Agreement to be performed or complied with by the Seller prior to or at the Closing in all material respects. The Buyer shall have received from the Seller a certificate representing and warranting that the conditions set forth in the preceding sentences of this Section 7.3(a) have been duly satisfied, signed by a duly authorized officer of the Seller.

            (b) All consents, approvals or authorizations of, or registrations, declarations or filings (other than the consents, approvals or authorizations, registrations, declarations and filings described in Section 7.1(b)) with, any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed and shall be in full force and effect.

            (c) The Buyer shall have received an executed counterpart of each of the Ancillary Agreements to which the Seller or any of its Affiliates is a party, signed by each party other than the Buyer.

            (d) The Encumbrances on the Shares and certain assets of the Swiss Companies created pursuant to the Euro Bond Documents and the Encumbrances of the Transferred Assets created pursuant to the DIP Agreement have been released, and the Swiss Companies shall have been released from their obligations under the guarantees provided by the Swiss Companies in connection with the Euro Notes.

            (e) The Buyer shall have received a waiver from ****** waiving ******'s right to terminate the ****** Supply Agreement set forth in Section 9.1(c) thereof in the event of a change of ownership or control in connection with the purchase of Amcis Shares contemplated by this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

      Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent of the Buyer and the Seller;

            (b) (i) by the Seller, if the Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within 30 days following delivery of written notice of such breach or failure to perform, and (C) has not been waived by the Seller; or (ii) by the Buyer, if the Seller breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3, (y) cannot be or has not been cured within 30 days following delivery of written notice of such breach or failure to perform, and
(z) has not been waived by the Buyer;

            (c) (i) by the Seller, if any of the conditions set forth in Section
7.1 or Section 7.2 shall have become incapable of fulfillment prior to the Termination Date; or (ii) by the Buyer, if any of the conditions set forth in
Section 7.1 or Section 7.3 shall have become incapable of fulfillment prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date;

            (d) by either the Seller or the Buyer if the Closing shall not have occurred by August 31, 2006 (the "Termination Date"); provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date; or

            (e) by either the Seller or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination shall have complied with
Section 5.7.

      The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) shall give prompt written notice of such termination to the other parties.

      Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Sections 3.21 and 4.5 relating to broker's fees and finder's fees,
Section 5.6 relating to confidentiality, Section 5.8 relating to public announcements, Article IX and this Section 8.2, and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement, except that no party hereto shall be liable to the other for any consequential or punitive damages.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      Section 9.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

      Section 9.2 Transfer Taxes. Each party shall bear transfer, documentary, registration, value-added and similar Taxes incurred by it in connection with the transactions effectuated pursuant to this Agreement ("Transfer Taxes"); provided, however, to the extent any party hereto (the "Acting Party") undertakes any action that results in any incremental Transfer Taxes to the other party hereto or any of its Affiliates (the "Incurring Party"), the Acting Party shall indemnify and hold harmless the Incurring Party for such incremental Transfer Taxes. The Seller and the Buyer shall cooperate in timely making all filings, returns, responses and forms as may be required in connection with the payment of Transfer Taxes. Each party shall execute and deliver all instruments and certificates reasonably necessary to enable the other party to comply with any filing requirements relating to any such Transfer Taxes and to cooperate with the other party in providing any information and documentation that may be necessary to obtain any exemption from or reduction of any such Transfer Taxes.

      Section 9.3 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party.

      Section 9.4 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

      Section 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a)   if to the Seller, to:

                    Solutia Europe S.A./N.V.
                    Parc Scientifique - Fleming
                    Rue Laid Burniat, 3
                    B-1348 Louvain-La-Neuve (Sud)
                    Belgium
                    Attention: Legal Counsel
                    Facsimile: +32 (0) 10-48-1224

                    with a copy (which shall not constitute notice) to:

                    Solutia Europe S.A./N.V.
                    c/o Solutia Inc.
                    575 Maryville Center Dr. - 3N
                    St. Louis, Missouri 63141, U.S.A.
                    Attention: General Counsel
                    Facsimile: +1 (314) 674-5588

                    and

                    Gibson, Dunn & Crutcher LLP
                    200 Park Avenue
                    New York, New York 10166-0193, U.S.A.
                    Attention: David M. Wilf, Esq.
                    Facsimile: +1 (212) 351-6277

            (b)   if to the Buyer, to:

                    Dishman Pharmaceuticals & Chemicals Ltd.
                    Bhadr-Raj Chambers, Swastik Cross Roads,
                    Navrangpura, Ahmedabad - 380 009
                    INDIA
                    Attention: Mr. J.R. Vyas, Managing Director
                    Facsimile: +91 (0) 79 26420198
                    with a copy (which shall not constitute notice) to:

                    KPMG Legal
                    Steinengraben 5
                    CH-4003 Basel
                    SWITZERLAND
                    Attention: Christian Eich or Peter Goetschi
                    Facsimile: +41 61 286 92 69

      Section 9.6 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified. The use of "or" is not intended to be exclusive unless expressly indicated otherwise.

      Section 9.7 Entire Agreement. This Agreement and the Ancillary Agreements, Exhibits, Schedules and other agreements and instruments delivered in connection herewith constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been signed by each of the parties.

      Section 9.8 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 5.10 and in Article VI.

      Section 9.9 Governing Law; Dispute Settlement.

            (a) This Agreement, the Ancillary Agreements and all disputes or controversies arising out of or relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby shall be governed by, and construed in accordance with, the Laws of Switzerland.

            (b) Any dispute, controversy or claim arising out of or in relation to this Agreement and the Ancillary Agreements (other than the Transition Services Agreement), including the validity, invalidity, breach or termination thereof, shall be settled by a single arbitrator in an arbitration in accordance with the Swiss Rules of International Arbitration (the "Rules") in force on the date when the notice of arbitration is submitted in accordance with the Rules, as modified by the provisions of this Section unless and to the extent otherwise specified in such Ancillary Agreements or in Section 2.4(c). Each party agrees that the award of the arbitrator shall be final and non-appealable and shall be the sole and exclusive remedy between or among them regarding any and all claims, counterclaims, issues and accountings presented to the arbitrator, irrespective of the magnitude thereof.

            (c) To the extent this Section 9.9 is deemed a separate agreement, independent from this Agreement, and for purposes of the Ancillary Agreements (other than the Transition Services Agreement), Sections 9.5 (Notices), 9.6 (Interpretation), 9.13 (Severability), 6.4(a)(iv) (No Consequential or Punitive Damages) and 9.1 (Expenses) are incorporated in this Section 9.9 by reference.

            (d) The arbitral proceedings shall be conducted in English. The seat of the arbitration shall be in Zurich, Switzerland. The arbitrator shall be proficient in English and German.

            (e) Each party agrees to facilitate the arbitration by: (i) making available to each other and to the arbitrator for inspection and extraction all documents, books, records and personnel under their control as the arbitrator shall determine to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive, contiguous days; and
(iii) observing strictly the time periods established by the Rules or by the arbitrator for the submission of evidence and briefs.

            (f) All papers, documents or evidence, whether written or oral, filed with or presented to the arbitrator shall be deemed by the parties and the arbitrator to be confidential information. No party, expert or arbitrator shall disclose in whole or in part to any other person any confidential information submitted by any other person in connection with any arbitration proceedings, except to the extent (i) required by law or regulation, (ii) reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute, or (iii) that such "confidential" information was previously or subsequently becomes known to the disclosing party without restrictions on disclosure, was independently developed by such disclosing party or becomes publicly known through no fault of the disclosing party.

            (g) The arbitration award shall be issued in writing and shall include a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision.

            (h) (i) The arbitrator is empowered to render the following awards in accordance with any provision of this Agreement and the Ancillary Agreements (other than the Transition Services Agreement): (A) enjoining a party from performing any act prohibited or compelling a party to perform any act required, by the terms of this Agreement and the Ancillary Agreements (other than the Transition Services Agreement) and any order entered pursuant to this Agreement and the Ancillary Agreements (other than the Transition Services Agreement) or deemed necessary by the arbitrator to resolve disputes arising under or relating to this Agreement, the Ancillary Agreements (other than the Transition Services Agreement) or order;

(B) where, and only where, violations of this Agreement or the Ancillary Agreements (other than the Transition Services Agreement) have been found, shortening or lengthening any period established by this Agreement, the Ancillary Agreements (other than the Transition Services Agreement) or order; and (C) ordering such other legal or equitable relief (subject to the limitations on liability set forth herein and therein) or specifying such procedures as the arbitrator deems appropriate, to resolve any dispute submitted to it for arbitration.

                  (ii) Upon determination by the arbitrator that the Buyer is entitled to injunctive relief in respect of a breach by the Seller or any other Restricted Entity of Section 5.14, the Buyer shall be entitled to seek enforcement of the injunctive relief award of the arbitrator in a court of competent jurisdiction in Switzerland.

                  (iii) In addition to Section 9.9(h)(ii), the Buyer shall be entitled to seek injunctive relief (including enforcement thereof) in a court of competent jurisdiction in Switzerland against a breach by the Seller or any other Restricted Entity of Section 5.14.

            (i) Any monetary award of the arbitrator shall be made and payable in immediately available funds in U.S. Dollars free of any Tax and deductions of any kind. Any such monetary award shall include interest from the date of such award. The arbitrator shall fix an appropriate rate of interest from such date to the date when the award is paid in full. In no event shall the interest rate during such period be lower than the lowest prime, base or equivalent commercial lending rate announced by any member bank of the New York Clearinghouse Association of New York City for 90-day loans for responsible and substantial commercial borrowers.

            (j) Any decision or award of the arbitrator shall be final and binding upon the parties to the arbitration proceeding. Each party hereby waives to the extent permitted by law all jurisdictional defenses, objections as to venue and any rights to appeal or to review of such award by any court or tribunal, including any rights to challenge before the Swiss Federal Supreme Court pursuant to Article 190 of the Swiss Private International Law Act. Each party agrees that the arbitral award may be found and that a judgment on the arbitration award may be entered in any court having competent jurisdiction over the parties or their assets.

            (k) The parties hereby agree that for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the relationship between the parties is commercial in nature, and that any disputes between the parties related to this Agreement or the Ancillary Agreements shall be deemed commercial.

      Section 9.10 Disclosure Generally. Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the U.S. Dollar or CHF thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

      Section 9.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign its rights (but not its obligations) under this Agreement to any Affiliate of the Buyer without the prior consent of the Seller; and provided, further, that the Seller may assign any of its rights under this Agreement, including the right to receive the Purchase Price, to one or more Affiliates of the Seller without the consent of the Buyer; and provided, still further, that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.12 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of the Seller or the Buyer or any officer, director, employee, Representative or investor of any party hereto.

      Section 9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.15 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

      Section 9.16 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.17 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      Section 9.18 Conversion Methodology. For the purposes of calculating the amounts payable pursuant to this Agreement, amounts denominated in any currency other than U.S. Dollars shall be calculated using the Dollar Equivalent thereof as of the Business Day immediately preceding the date on which such payment is to be made by one party hereto to another party hereto. "Dollar Equivalent" means, with respect to any amount denominated in any currency other than U.S. Dollars, the equivalent of such amount in U.S. Dollars determined by using the rate of exchange quoted by The Wall Street Journal on the date of determination for the spot purchase in the New York foreign exchange market of such amount of U.S. Dollars with such other currency.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        SOLUTIA EUROPE S.A./N.V.

                                        By: /s/ James R. Voss
                                            -----------------------------------
                                            Name:  James R. Voss
                                            Title:


                                        DISHMAN PHARMACEUTICALS &
                                        CHEMICALS LTD.

                                        By: /s/ Jay Vyas
                                            -----------------------------------
                                            Name:  Jay Vyas
                                            Title: